EXHIBIT 10.1

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Agreement") OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Company") is made and entered into on March 31, 2010 (the "Execution Date"), by and between INLAND DIVERSIFIED TEMPLE TERRACE MEMBER L.L.C., a Delaware limited liability company, having an address at c/o 2901 Butterfield Road, Oak Brook, Illinois  60523 ("Inland Member"); and VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company, having an address at c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia ("Vlass Member").  Inland Member and Vlass Member are sometimes hereinafter collectively referred to as the "Members" and individually as a "Member".

W I T N E S S E T H:

WHEREAS:

A.

Vlass Member is the "Master Developer" under  that certain City of Temple Terrace Master Developer's Agreement dated as of June 30, 2009, with the City of Temple Terrace, as "City" (the "City"), as amended by First Amendment to Master Developer's Agreement dated as of November 30, 2009 (as so amended, the "Developer's Agreement"), pursuant to which the City conveyed to Master Developer certain improved and unimproved lands containing approximately twenty-nine (29) acres located within the municipal bounds of the City of Temple Terrace, Hillsborough County Florida ("Developer's Property") as more particularly shown on the drawing attached as Exhibit A to the Developer's Agreement, which Developer's Property is compromised of three (3) components referred to as "Area A", "Area B" and "Area C", each as more particularly described on Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, attached to the Developer's Agreement, and in consideration of the Developer's Property conveyance, Vlass Member entered into certain agreements respecting redevelopment, ownership, use and operation of, and revenues from portions of, the Developer's Property ("Redevelopment Obligations").  The Redevelopment Obligations pertaining to the Area A - Phase I Property hereafter described are herein referred to as the "Area A - Phase I Redevelopment Obligations".

B.

On and subject to the terms and conditions herein expressed, Inland Member and Vlass Member desire that the Company develop a portion of Developer's Property more

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particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Area A - Phase I Land"; with the balance of Developer's Property, exclusive of the Area A - Phase I Land, being the "Vlass Member's Property" for purposes hereof), with the Company being responsible to assume and perform the Area A – Phase I Redevelopment Obligations under the Developer's Agreement as they pertain to the Area A - Phase I Land and improvements now or hereafter located thereon (collectively, the "Area A - Phase I Property").

C.

To that end, the Company has been formed to acquire the Area A - Phase I Property for the purpose of redeveloping the Area A - Phase I Property in accordance with the Area A - Phase I Redevelopment Obligations ("Area A - Phase I Redevelopment"). Such Area A - Phase I Redevelopment of the Area A - Phase I Property is sometimes referred to herein as the "Project."

D.

The Company was formed pursuant to the Certificate of Formation (the "Certificate of Formation") filed with the Secretary of State of the State of Delaware (the "Secretary of State") on ______________, 2010.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions hereof (including specifically, but without limitation, those set forth in Article 12 below), the parties hereto agree as follows:

ARTICLE 1.  DEFINED TERMS

In addition to the defined terms above set forth and other terms defined throughout the text of this Agreement, the following terms shall have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

Section 1.1

"Act" means the Delaware Limited Liability Company Act, as previously or hereafter amended.

Section 1.2

"Adjusted Capital Account" means, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a)

add any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

(b)

subtract the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

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Section 1.3

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account.

Section 1.4

"Affiliate" means a Person that directly or indirectly, through one or more intermediaries, has voting control of or has its voting controlled by, or is under common voting control with, the Person specified.

Section 1.5

"Base Rent" means, with respect to any Project Lease, the base or minimum or fixed rent payable thereunder, exclusive of any (i) percentage rent, (ii) tax, CAM, insurance or other reimbursement or escalation costs, and/or (iii) "cost of living" or similar adjustment (except for any such adjustment that has been already made and is in effect).

Section 1.6

"Capital Account" is defined in Section 3.7.

Section 1.7

"Capital Contribution" means, with respect to any Member, the amount of any money, including all Initial Capital Contributions, Additional Capital Contributions, Inland Required Additional Contributions and Inland Final Capital Contribution, as applicable, contributed to the Company by such Member, as well as the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member.

Section 1.8

"Capital Proceeds" means the net proceeds derived by the Company as a result of a Capital Transaction determined as follows: (i) in the case of any borrowing or refinancing, the gross amount of such borrowing or refinancing, less all costs and expenses incurred by the Company in connection with the borrowing or refinancing, less any third party loans repaid with such proceeds, and less all allocations to reserves deemed prudent by the Managers, (ii) in the case of a sale or other disposition of any asset, the gross amount of such sale proceeds less any costs or expenses incurred by the Company, or payable specifically out of the proceeds of such sale (including any repayment of any indebtedness required to be repaid as a result of such sale), and less all allocations to reserves deemed prudent by the Managers, (iii) in the case of any insurance or condemnation recovery, the gross amount of any such proceeds, less any costs and expenses incurred by the Company in conjunction with the recovery thereof, less any amounts paid or set aside by the Managers in reserve for payment of any restoration of the Project relating to the event giving rise to such recovery and (iv) any revenue previously set aside from Capital Proceeds by the Managers which are deemed available for distribution by the Managers.

Section 1.9

"Capital Transaction" means a transaction pursuant to which (i) the Company finances or refinances the Project or any portion thereof, (ii) all or any portion of the Project is sold, condemned, exchanged or otherwise disposed of, (iii) insurance proceeds or other damages in respect of the Project are recovered by the Company, or (iv) any other transaction which, in accordance with generally accepted accounting principles, is considered capital in nature.

Section 1.10

"Code" means the Internal Revenue Code of 1986, as previously or hereafter amended.

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Section 1.11

"Company" means the limited liability company governed by the terms of this Agreement.

Section 1.12

"Company Minimum Gain" means "partnership minimum gain" as defined in Treasury Regulation Section 1.704-2(d).

Section 1.12.1.  "Construction and Site Management Fees" means the construction and site management fees stipulated in the Development Budget as payable in connection with development of the Project, fifty percent (50%) of which fees shall be paid to Inland Member or its designee and fifty percent (50%) of which fees shall be paid to Vlass Member, in each case in equal monthly installments over an eight (8) month period with the first payment being made on the date the first construction draw is paid.

Section 1.13

"Depreciation" means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

Section 1.14

"Development Budget" shall mean that certain budget for the development of the Project attached hereto as Exhibit "C", which has been approved by Inland Member and Vlass Member, as amended from time to time in accordance with the terms of this Agreement.

Section 1.15

"Dissolution Event" means any event specified in Section 10.2 that results in the dissolution and winding up of the Company.

Section 1.15.1.  "Diversified" means Inland Diversified Real Estate Trust, Inc.

Section 1.16

"Effective Date" shall be and mean the date determined in accordance with Section 12.1 below.

Section 1.17

"Encumbrance" means a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

Section 1.18

"Entity" means any general partnership, limited partnership, limited liability partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

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Section 1.19

"Event of Bankruptcy" means, with respect to any Person:

(a)

The entry of a decree or order for relief by a court having jurisdiction in respect of such Person in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for such Person or for any substantial part of its property, or the entry of any order for the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(b)

The commencement by such Person of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or the making by such Person of any assignment for the benefit of creditors, or the taking of action by such Person in furtherance of any of the foregoing; or

(c)

The commencement against such Person of an involuntary case under the Federal Bankruptcy Code which has not been vacated, discharged or bonded within sixty (60) consecutive days; or

(d)

The admission in writing by such Person of its inability to pay its debts as they become due.

Section 1.19.1.  "Execution Date" is defined in the Preamble of this Agreement.

Section 1.19.2.  "Existing Tenants" means tenants commonly known as  Sweetbay, Radio Shack, and Rainbow all of which tenants are currently leasing space at the Area A - Phase I Property.

Section 1.20

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)

The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managers (it being agreed that the value ascribed to the Project Rights and Burdens is included in the Vlass Member Initial Capital Contributions).

(b)

The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, immediately prior to the following times:

(i)

the acquisition of an additional interest in the Company by a new or existing Member, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

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(ii)

the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)

the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)

at such other times as the Managers shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)

The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managers.

(d)

The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1 (b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.21(d) to the extent that the Managers determine that an adjustment pursuant to Section 1.21(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.21(d).

Section 1.21

"Initial Net Operating Income" means the number shown as the Net Operating Income for the Project as of the Effective Date hereof, which number and calculation thereof is set forth on the Proforma attached hereto as Exhibit “D”.  The Initial Net Operating Income, as increased based on all Net Operating Income Additions, is referred to herein as the "Project Net Operating Income."

Section 1.21.1.  "Inland Manager" means initially Inland Member, or any other Person who shall be appointed as a Manager by Inland Member pursuant to this Agreement.

Section 1.22

"Invested Capital" means with respect to any Member, as of a date of reference, the total amount of the Initial Capital Contribution, any Additional Capital Contributions, Inland Required Additional Contributions under Article 3 hereof and the Inland Final Capital Contribution under Section 8.4 hereof, all as applicable, with respect to such Member, reduced (but not below zero) by the aggregate amount of any prior distributions of Capital Proceeds to such Member pursuant to Section 5.3.

Section 1.23  "Land Acquisition and Development Costs" means all costs paid, attributed to or expected to be incurred by the Company in connection with or related to the following (which costs are set forth on the Development Budget attached hereto as Exhibit “C”): (i) the Vlass Member's Initial Capital Contributions, as set forth in Section

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3.1(a), including without limitation, the contribution of the Area A - Phase I Property to the Company (ii) the obtaining of all necessary approvals for development and construction of the Project and the formation of the Company all in accordance with the Development Budget, (iii) any amounts advanced by Vlass or paid by the Company in connection with the satisfaction of the Area A - Phase I Redevelopment Obligations except for Site Improvement Work which is the sole responsibility of the Vlass Member, (iv) all costs advanced by Vlass or paid by the Company to obtain title insurance, recording fees, surveys, environmental reports, traffic studies, and all costs and fees of lawyers representing the Company with respect to matters related to the Project (but excluding any costs and fees of lawyers representing any Member individually), architects, engineers and other professionals (including without limitation any of same expended for "due diligence"), (v) all costs of permits and approvals, including without limitation any so-called "concurrency" costs or fees which are disclosed, (vi) amounts paid to the City to induce the City to release certain entitlements to revenue sharing provided by the Developer's Agreement with respect to the Area A - Phase I Property or any other portion of Vlass Member's Property necessary to permit development of the Project (but only to the extent reflected in the Development Budget) and (vii) any other sums paid to the City as an inducement to the City to execute and deliver the Second Amendment to the Developer's Agreement hereafter described (again, but only to the extent reflected in the Development Budget attached hereto as Exhibit “C”).

Section 1.24

"Leasing Commissions" means all amounts payable by the Company to third party brokers, or a Member or Affiliate in connection with leasing of space in the Project to Project Tenants as set forth in Leasing Agreement attached hereto as Exhibit "H" (the "Leasing Agreement"). No Leasing Commissions shall be paid with respect to Existing Tenants.

Section 1.25

Intentionally Deleted.

Section 1.26

"Main Street Extension" means a strip of land adjoining the Area A - Phase I Land along its northerly boundary and running from such common boundary north to Bullard Parkway, located generally as shown on the Site Plan.  As part of the Site Improvement Work associated with the Project and the Area A - Phase I Redevelopment Obligations, Vlass Member, at its sole cost, will construct a new "Main Street" for Area A of the Developer's Property within the Main Street Extension and a corresponding portion of the Area A - Phase I Land also shown as "Main Street Area" on the Site Plan.

Section 1.27

"Manager" means any Person who is appointed as a Manager of the Company in accordance with this Agreement and applicable law.  Initially, there shall be two (2) Managers, who shall be Inland Manager and Vlass Manager.  The Inland Manager has been appointed by Inland Member, and the Vlass Manager has been appointed by Vlass Member.

Section 1.28

"Members" mean, collectively, Inland Member and Vlass Member; and/or any other Person who is hereafter admitted as a member of the Company in accordance with this Agreement and applicable law.

Section 1.29

"Member Loan" is defined in Section 3.3.

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Section 1.30

"Member Minimum Gain" means minimum gain attributable to "partner non-recourse debt" determined in accordance with Treasury Regulation Section 1.704-2(i).

Section 1.31

"Member Nonrecourse Debt" means "partner nonrecourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4).

Section 1.32

"Member Nonrecourse Deductions" means "partner nonrecourse deductions" as defined in Treasury Regulation Section 1.704-2(i)(2).

Section 1.33

"Membership Interest" means the interest, as a Member, of any Person in the Company.

Section 1.34  "Net Cash Flow" means, with respect to any fiscal year or other accounting period designated by the Managers, all cash revenues derived from operations of the Company (excluding Capital Contributions and Capital Proceeds, proceeds from any Member Loan or any other loan and tenant security deposits unless and until such security deposits are applied against a tenant default), and reasonable amounts previously set aside as reserves that the Managers determine are no longer necessary for such purpose, less the following payments and expenditures to the extent the same are made from such cash revenues received by the Company and included in the Proforma: (i) all principal and interest payments on mortgages and other indebtedness of the Company and all other sums paid to lenders; (ii) expenditures (other than from funds previously reserved by the Members for contingencies) to acquire, improve, replace or repair capital assets; (iii) all cash expenditures incurred incident to the operation of the Company's business (including, without limitation, real estate taxes, common area expenses, utility costs, building repair and maintenance costs, and payment of the Area A - Phase I Redevelopment Obligations, Construction and Site Management Fees, Property Management Fees, and Leasing Commissions to Members or their Affiliates as set forth in this Agreement); (iv) additions to any replacement reserves; and (v) reasonable reserves for contingencies as established by the Managers and included in the Proforma.

Section 1.35

"Net Operating Income Addition" means, at any date in time a number equal to the annual Base Rent and operating expense, tax and insurance reimbursements (“CAM”) actually received under any Project Lease entered into after the Effective Date, less the sum of all of the following cash operating expenses: (a) three and one half percent (3.5%) of such Base Rent and CAM, as an agreed Property Management Fee, (b) all actual expenses required to operate the Property (c) an agreed replacement reserve equal to $.20 per square foot of area leased pursuant to such Project Lease and (d) any other reserves maintained by the Company, any and all as determined on a per square foot per annum basis and as pertain to the area leased pursuant to such Project Lease.  Net Operating Income Addition for a given Project Lease shall be calculated in accordance with the foregoing sentence and included in Project Net Operating Income on the first date upon which the tenant under such Project Lease is in occupancy with a commenced obligation to pay Base Rent and Base Rent has actually been received.

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Section 1.36

"Non Credit Tenant" means any Project Tenant whose credit rating is less than BBB by Standard & Poor's, or less than Baa2 by Moody's, or whose credit is not rated by either Standard & Poor's or Moody's; provided that regardless of its credit rating, the following will not be deemed a Non Credit Tenant:  any Project Tenant occupying space pursuant to a so called "triple net ground lease" who has constructed leasehold improvements with a value not less than four times the annual base rent under such ground lease.

Section 1.37

"Nonrecourse Deductions" means deductions as described in Treasury Regulation Section 1.704-2(c).

Section 1.38

"Offsite Improvement Costs" means all direct and indirect costs (including, without limitation, costs of materials, labor, permits, fees and surveyors, engineers, and other professionals) that are to be incurred solely by Vlass Member to provide Offsite Improvements, subject to the provisions of the Developer's Agreement. Vlass Member shall not receive credit for or be reimbursed by the Company in connection with the Offsite Improvement Costs.

Section 1.39

"Offsite Improvements" means any new, relocated or enhanced drainage or other utility lines or facilities, roads, landscaping, traffic signals or other work or improvements to public or private property outside the Area A - Phase I Property required as a condition of or in connection with development of the Area A - Phase I Property by the Developer's Agreement (including, without limitation, construction of the Main Street Extension).

Section 1.41.1.  "Operating Budget" means the operating budget for the Company (which shall include the amount of any reserve) which shall be approved annually by unanimous written consent of the Members.

Section 1.40

"Percentage Interest" means, with respect to any Member, such Member's particular share of various rights, benefits, duties and obligations by virtue of being a Member of the Company and holding an interest in the Company.  The Percentage Interest shall not be used to allocate profits and losses for tax purposes or other economic rights of the Members hereunder.  Notwithstanding the respective Percentage Interest of each Member, decisions requiring the approval of the Members hereunder shall require unanimous approval of the Members, rather than a majority vote.  The initial Percentage Interest of each of the Members shall be:

Inland Member

49%;

Vlass Member

51%.

Section 1.41

"Person" means and includes any individual or Entity.

Section 1.42

"Profits" and "Losses" means for each fiscal year or other period an amount equal to the Company's taxable income or loss with respect to the relevant period,

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determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 1.45 shall be added to such taxable income or loss;

(b)

Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(b), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.45, shall be subtracted from such taxable income or loss;

(c)

If the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.20(b) or Section 1.20(c), the amount of such adjustment shall be taken into account in the taxable year of adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)

In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.15;

(f)

To the extent an adjustment to the adjusted tax basis of any asset included in Company assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits and Losses;

(g)

Notwithstanding any other provision of this Section 1.43, any items of income, gain, loss or deduction which are specially allocated pursuant to Article 6 shall not be taken into account in computing Profits or Losses.  The amount of items of income, gain, loss and deduction available to be specially allocated pursuant to Article 6 shall be determined using rules analogous to those set forth in this Section 1.42.

Section 1.43  "Proforma" means the "Temple Terrace Proforma and Funding Computation" attached as Exhibit "D" to this Agreement.

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Section 1.44

"Project Basis" means, with respect to any date and time, (i) Project Costs plus (ii) the aggregate amount of any Unpaid Preference for Inland Member through such date.

Section 1.45

"Project Completion Date" means, the first date upon which all of the following shall have occurred: (i) all of the Area A - Phase I Redevelopment Obligations have been satisfied, (ii) not less than one hundred percent (100%) of the maximum aggregate amount of gross leasable area of building space intended to be constructed or redeveloped by the Company (or by Project Tenants under ground leases) on the Area A - Phase I Property shall have been completed (as evidenced by the issuance of final certificates of occupancy for such occupied space and a temporary certificate of occupancy for unoccupied space) and occupied by Project Tenants whose full rent obligations shall have commenced, and (iii) no Project Tenant shall be more than thirty (30) days delinquent in payment of any item of Base Rent or additional rent.

Section 1.46  "Project Costs" means, with respect to the Project, the sum of the following:

(a)

all Land Acquisition and Development Costs;

(b)

all costs of constructing or modifying any building and other structures on the Area A - Phase I Land, including, without limitation, costs of materials, labor, engineers, architects and other professionals, and permit fees;

(c)

real estate taxes paid by the Company and not reimbursed by a tenant under a Project Lease; and

(d)

all other costs attributable to the construction, development and lease-up of the Project (including, without limitation, all costs of signage not paid for by tenants, tenant allowances and  Leasing Commissions and the Construction and Site Management Fees).

Project Costs shall not include any Offsite Improvement Costs or other costs of Site Improvement Work, including (without limitation) costs of materials, labor, engineers, architects and other professionals, and permit fees, which shall be paid by Vlass Member without reimbursement by the Company or Inland Member, but subject to any other governmental or private third party reimbursements pursuant to the Developer's Agreement. Notwithstanding the foregoing, Vlass Member’s obligation to pay for Offsite Improvement Costs or other costs of Site Improvement Work shall not be conditioned on the actual receipt of any other governmental or private third party reimbursements.  Vlass Member, independent of this Agreement, shall be responsible to perform or cause to be performed all Offsite Improvements and Site Improvement Work at no cost or expense to the Company.  Without limitation, Vlass Member shall construct Main Street within the Area A - Phase I Property and the Main Street Extension as shown on the Site Plan as part of the Site Improvement Work.

Section 1.47

"Project Cost Excess" shall mean that amount, if any, by which the aggregate Project Costs exceed the total amount of Project Costs set forth in the

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Development Budget therefor approved by the Members from time to time; provided that there shall be no Project Cost Excess, even if Project Costs exceed such approved Development Budget, if and so long as the total amount of Project Costs can be funded within the Contribution Cap determined as of the date at issue.

Section 1.48

"Project Lease" means a lease between the Company as landlord (directly or by assignment) and any Person as tenant covering any land and/or building in the Project.

Section 1.48.1

"Project Net Operating Income" shall have the meaning set forth in Section 1.21 hereof.

Section 1.49

"Project Rights and Burdens" means any and all contracts, development rights, Project Leases, letters of intent for Project Leases, municipal and other governmental approvals and permits, and other rights, documentation and assets related to the Project, all of which are identified on Exhibit "N" attached hereto and including the Developer's Agreement.

Section 1.50

"Project Tenant" means a tenant under a Project Lease.

Section 1.51

"Property Management Agreement" shall mean that certain management agreement attached hereto as Exhibit "E" to be executed immediately after the execution of this Agreement by Company and Property Management Company, providing for the Property Management Company's management of the day to day operations of the Area A - Phase I Property and which shall become effective and operational on the Effective Date hereof.

Section 1.52.

 "Property Management Company" shall mean Inland Diversified Real Estate Services, L.L.C., a Delaware limited liability company.

Section 1.52.1. "Property Management Fees" shall mean the fees paid pursuant to the Property Management Agreement to the Property Management Company, which shall be equal to three and one half percent (3.5%) of Base Rents actually collected from all Project Tenants.

Section 1.522.  "Regulatory Allocations" is defined in Section 6.4.

Section 1.53

"Site Improvement Work" means any work required to construct all parking and other common areas of the Area A - Phase I Property (but excluding the Vlass Member's Property) pursuant to the Developer's Agreement, including (without limitation) utilities, drainage, irrigation, grading, paving, roadwork, parking areas, curbing, lighting and landscaping, which Site Improvement Work shall be paid by Vlass Member without reimbursement by the Company or Inland Member.

Section 1.54

"Site Plan" means the proposed development plan of the Project set forth on Exhibit "B" (it being understood that such plan is tentative and that the Managers [subject to compliance with laws, Project Rights and Burdens, and all applicable recorded instruments], may make such changes as they reasonably consider appropriate to

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the Site Plan, including, without limitation, adding, reducing or changing location of building areas).

Section 1.55

"Transfer" and "Transferred" means a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

Section 1.56

"Treasury Regulations" means the tax regulations issued by the United States Internal Revenue Service.

Section 1.57

Intentionally Deleted.

Section 1.58

"United States Person" means a person that is a citizen or resident of the United States, a corporation, partnership, limited liability company, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Section 1.59

"Unpaid Preference" means, with respect to Inland Member only, from the date of its Initial Capital Contributions through the date of reference, (i) the cumulative amount of interest that would have accrued to such date on Inland Member's Invested Capital if such Invested Capital had instead been outstanding amounts of indebtedness, at an interest rate equal to nine percent (9%) per annum, compounded quarterly, and reduced (but not below zero) by (ii) the aggregate amount of any prior distributions of Net Operating Income and Capital Proceeds made to Inland Member in reduction of such Unpaid Preference of Inland Member pursuant to the specific relevant provisions of Sections 5.2(a)(i) and 5.3(a).

Section 1.70

"Vlass Manager" means initially Vlass Member, or any other Person who shall be appointed as a Manager by Vlass Member pursuant to this Agreement.

ARTICLE 2.  ORGANIZATION

Section 2.1

Continuation.  The Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation.  The Members hereby agree to continue the company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement.  If any terms of this Agreement are inconsistent with any terms of the Act that are not mandatory, then the terms of this Agreement shall control.  Subject to restrictions of Managers' Authority in Section 4.2, each of the Managers is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

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Section 2.2

Name and Principal Place of Business.

(a)

The name of the Company is Inland Diversified/Vlass Temple Terrace JV, LLC.  The Managers may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Members may from time to time determine.  All business of the Company shall be conducted under such name, and title to all Company property shall be held in such name.

(b)

The principal place of business and office of the Company shall be located at the offices of Inland Member, being currently in care of Diversified at 2901 Butterfield Road, Oak Brook, Illinois  60523, or at such other place or places as the Managers mutually agree from time to time.

Section 2.3

Term.  The term of the Company commenced on the date of the filing of the Certificate of Formation pursuant to the Act, and shall continue until terminated pursuant to the provisions of the Certificate of Formation, this Agreement, or as otherwise required by law.

Section 2.4

Registered Agent and Registered Office.  The name of the Company's registered agent for service of process shall be CT Corporation System, and the address of the Company's registered agent in the State of Florida shall be CT Corporation System, 1200 South Pine Island Road, Plantation, Florida  33324.  Such agent and such office may be changed from time to time by the Managers.

Section 2.5

Purpose of Company.  The purpose of the Company is to engage in the following business and financial activities in accordance with the terms of this Agreement: to acquire, own, hold, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, assign, sell, exchange, lease, dispose of and otherwise deal with the Project, together with such other activities as may be ancillary or related to, or otherwise necessary or advisable in connection with, the foregoing.  The Company, without the written consent of all Members, shall not engage in any business unrelated to the Project and shall not own any assets other than those related to the Project or otherwise in furtherance of the purposes of the Company.  The Managers intend to develop the Project in accordance with the Area A - Phase I Redevelopment Obligations and funding for the Project shall be provided by Capital Contributions of the Members as set forth herein.

Section 2.6

Members.  Effective as of the date of this Agreement, the Members of the Company shall be Inland Member and Vlass Member.  Except as expressly permitted by Section 8.2 of this Agreement, no other Person shall be admitted as a member of the Company and no additional membership interests shall be issued, without unanimous consent of all the Members.

Section 2.7

Limitation on Liability.  Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company

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solely by reason of being a Member of the Company.  Except as otherwise expressly provided in the Act, the liability of each Member shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

ARTICLE 3.  CAPITAL

Section 3.1

Initial Capital Contributions.  The Members shall make the following initial Capital Contributions to the Company ("Initial Capital Contributions"):

(a)

Within five (5) business days following the Effective Date, Vlass Member shall (and/or shall cause any Affiliate to) assign, convey and transfer to the Company, by instrument in form reasonably acceptable to the Managers (including without limitation, the indemnity of the Company by Vlass Member as to any liability or obligation accruing or arising before the date of assignment, and the indemnity of Vlass Member by the Company, subject to any relevant provisions of this Agreement, as to any liability or obligation occurring or arising from and after the date of assignment) the following items which shall be considered Capital Contributions by Vlass Member, which Inland Member and Vlass Member mutually agree are valued in the amount shown on the Development Budget attached hereto as Exhibit “C”:

(1)

fee simple title to the Area A - Phase I Property free of any encumbrances pursuant to the Special Warranty Deed attached hereto as Exhibit "O" (any transfer taxes applicable to such transfer shall be a Project Cost);

(2)

all of its entire right, title and interest in and to the Project Rights and Burdens pursuant to the General Assignment attached hereto as Exhibit "P";

(3)

all current Project Leases pursuant to the Assignment of Leases Agreement attached hereto as Exhibit "Q" and a certification from Vlass Member that none of the Project Leases contain rights of first refusal or similar options;

(4)

any licenses, guarantees, and warranties affecting the Area A - Phase I Property pursuant to the General Assignment attached hereto as Exhibit "P";

(5)

a current survey of the Area A - Phase I Land certified to the Company pursuant to the General Assignment attached hereto as Exhibit "P";

(6)

all due diligence reports, studies and investigations relating to the Area A - Phase I Property, including, without limitation, soils reports, engineering reports, and environmental assessments, studies and reports (Vlass Member shall be responsible for obtaining any reliance letters needed in order for Company to be able to rely upon such reports, studies and investigations) pursuant to the General Assignment attached hereto as Exhibit "P";

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(7)

a current appraisal of the Area A - Phase I Property certified to the Company pursuant to the General Assignment attached hereto as Exhibit "P";

(8)

all entitlements and governmental approvals for the Project pursuant to the General Assignment attached hereto as Exhibit "P"; and

(9)

a current owner's title policy for the Area A - Phase I Property with the Company named as the insured party pursuant to the General Assignment attached hereto as Exhibit "P".

On request of either Manager, any Member or Manager shall execute, deliver and/or procure such further documents or instruments as may be reasonably requested by such requesting Manager to further evidence or effectuate the foregoing contributions, including, without limitation, the General Assignment attached hereto as Exhibit "P", which both Managers shall execute. Further, the Members agree that the items described in parts (v) through (ix) above, inclusive, shall be assigned by Vlass Member only to the extent in the possession of Vlass Member as of the Execution Date, and costs of acquisition and procurement of such items shall be included in Project Costs hereunder. To the extent that any of the items described in parts (v) through (ix) above are not in the possession of Vlass Member as of the Execution Date, then in such case Inland Member may obtain same at its cost in connection with satisfaction of the Inspection Condition set out in Article 12 below, but the cost incurred by Inland in procuring same shall be included in Project Costs as of the Effective Date.

(b)

Simultaneous with Vlass Member’s Initial Capital Contribution, Inland Member shall make an Initial Capital Contribution to the Company in an amount equal to the amount set forth as the initial Inland Monthly Amount Funded as set forth on the Proforma, being all Project Costs paid or incurred by Vlass Member prior to the Effective Date (including, without limitation, all Project Costs incurred in connection with the pursuit of the Land and the Project), not to exceed the Contribution Cap established herein and computed in accordance with Section 3.2.

(c)

The Members, in exchange for the Initial Capital Contributions described in this Section, shall receive an Initial Capital interest in the Company equal to such Member's Initial Capital Contribution, and a share in profits and losses as described in Section 1.41.1.

Section 3.2

Inland Required Additional Contributions.  Subject to limitations herein expressed, Inland Member shall be required to fund all Project Costs incurred from time to time prior to the Project Completion Date plus the Project Excess (as defined and to the extent provided in Section 5.3.1 below) (the "Inland Required Additional Contributions"); provided that Inland Member shall never be required to fund an amount by virtue of this Section 3.2 that will cause the Inland Total Capital Contribution (hereafter defined) to exceed the Initial Net Operating Income plus the annualized Net Operating Income Addition, as determined from time to time in accordance with the

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provisions hereof with respect to each Project Lease entered into after the Effective Date and prior to the date of calculation, divided by nine percent (9%) (such limitation, as adjusted from time to time based on Net Operating Income Addition for each Project Lease as aforesaid, being herein the "Contribution Cap").  The "Inland Total Capital Contribution" is the sum of (i) Inland Member's Initial Capital Contribution, (ii) all prior amounts paid pursuant to this Section 3.2 with respect to the Inland Required Additional Contributions and (iii) the amount being funded at the time at issue pursuant to this Section 3.2.   Inland Member shall generally fund the Inland Required Additional Contributions to the Company in multiple payments made on the first day of the month, in an amount determined and requested by the Managers, based upon documented Project Costs provided by Vlass Member and Net Operating Income Addition calculated as of such date (it being understood that "draw request" in substantiation of a requested Inland Required Additional Contribution shall be accompanied by lien waivers and a date down of the title policy for the Property showing no new exceptions and shall be subject to Inland Member's approval, not to be unreasonably withheld, delayed or conditioned), with any amounts to be funded by virtue of Section 3.3(c) below and any Project Excess to be funded at the time provided in Section 3.3(c) and Section 5.3.1 below, respectively. Inland Member shall have the right to reserve and withhold an amount sufficient in its judgment to pay any amounts necessary to release liens filed against the Property.

Section 3.3

Additional Capital Contributions.   Except with respect to the Inland Required Additional Contributions and the Inland Final Capital Contribution, or as otherwise required by law or pursuant to this Section 3.3, no Member shall be required or permitted to make any additional Capital Contributions (an "Additional Capital Contribution" or "Additional Capital Contributions") to the Company.

(a)

If following the making of the Initial Capital Contributions but prior to the Inland Required Additional Contributions set forth in Section 3.1 and 3.2, the Managers jointly determine that the Company requires additional cash ("Capital Shortfall")

(i)

in connection with the completion of development of the Project due to either (A) Project Costs as of any date that are in excess of the Contribution Cap calculated as of such date or (B) a Project Cost Excess, then the Inland Manager shall have the right, in its sole discretion, to require an Additional Capital Contribution from Vlass Member in the amount of the Capital Shortfall, which Vlass Member is required to make; or

(ii)

in connection with Project operation after the Project Completion Date, the Managers shall have the right, by unanimous decision, to request that the Members make Additional Capital Contributions in the aggregate amount of the Capital Shortfall, each Member in such an amount to be determined by the Managers.

 (b)

In the case of 3.3(a)(ii) above, if the Managers elect to request an Additional Capital Contribution and a Member refuses or fails to make all or any portion of any requested Additional Capital Contribution, then the contributing Member shall have the option, but not the obligation, to make a loan to the Company in the amount of the shortfall amount (a "Member Loan") pursuant to Section 3.4.

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(c)

In the event of any funding of an Additional Capital Contribution by Vlass Member in accordance with the provisions of Subsection (i)(A) above, if subsequent to such funding the Project Net Operating Income shall increase such that the increased Contribution Cap calculated with respect thereto is equal to or in excess of the total Project Costs (including the amount thereof formerly funded by the Vlass Member's Additional Capital Contribution), then in such case Inland Member shall, as part of its Inland Required Additional Contributions, fund the amount of the Additional Capital Contribution formerly funded by Vlass Member at the time of its next regular funding of Inland Required Additional Contributions, and the Additional Capital Contribution formerly funded by Vlass Member shall be returned to Vlass Member.

Section 3.4

Loans to the Company.  In the event that a Member elects to provide a loan to the Company pursuant to Section 3.3, such Member Loans shall be on the following terms and conditions:

(i)

Member Loans shall bear interest at the rate of fifteen percent (15%) per annum, compounded quarterly.

(ii)

Notwithstanding anything to the contrary in Article 5 or any other provision of this Agreement, if the Member should make any Member Loan (including a loan to cover Project Cost Excess) from time to time, then (A) distributions of Net Cash Flow shall first be applied to payment of accrued interest under all outstanding Member Loans, and next to payment of principal thereunder, until all Member Loans are paid in full; and (B) distributions of Capital Proceeds shall first be applied to payment of accrued interest under all outstanding Member Loans, and next to payment of principal thereunder, until all Member Loans are paid in full.

Section 3.5

Return of Capital; No Interest on Capital.  Except as expressly provided in this Agreement, no Member shall be entitled to the return of any or all of its Capital Contribution.  Except as provided in Sections 1.59, 5.2 and 5.3 regarding Unpaid Preferences, neither a Member's Capital Account nor its Capital Contribution shall earn interest.

Section 3.6

No Third-Party Beneficiary.  No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or Member Loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Members herein set forth to make Capital Contributions or Member Loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

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Section 3.7

Capital Accounts.

(a)

There shall be established for each Member on the books of the Company, as of the Effective Date, a Capital Account, which shall be increased and decreased in the manner set forth herein.

(b)

"Capital Account" means, with respect to each Member, an account maintained for such Member on the Company's books and records in accordance with the following provisions:

(i)

To each Member's Capital Account there shall be added (a) such Member's Capital Contributions, (b) such Member's share of (i) profits, not to exceed the actual cash distributions paid to such Member for each fiscal year and (ii) any items in the nature of income or gain which are specially allocated pursuant to Article 6 and (c) the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member.

(ii)

From each Member's Capital Account there shall be subtracted (a) the amount of (i) cash and (ii) the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (other than amounts paid as interest or in repayment of principal on any loan by a Member to the Company), (b) such Member's share of (i) Losses and (ii) any items in the nature of expenses or losses which are specially allocated pursuant to Article 6 and (c) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(iii)

In determining the amount of any liability for purposes of Sections 3.7(b)(i) and (ii), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

(iv)

A Member who has more than one interest in the Company shall have a single Capital Account that reflects all such interests regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired.

(v)

The Managers, in their discretion, may increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books and records, but only in accordance with the terms set forth in Section 1.22.

(c)

Additional adjustments shall be made to the Members' Capital Accounts as required by Regulations Sections 1.704-1(b) and 1.704-2 or, as permitted but not required by such Regulations, in the discretion of the Managers.  Adjustments to Capital Accounts in respect to Company income, gain, loss, deduction and non-deductible expenditures

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(or any item thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the Company level, without regard to any requisite or elective tax treatment of such items at the Member level.

(d)

The provisions of this Section 3.7 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.  In the event that the Managers shall determine that it is prudent to modify the manner in which Capital Accounts, or any additions or subtractions thereto (including, without limitation, adjustments relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Managers shall be entitled to make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 10.3 upon dissolution of the Company.  The Managers shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.1704-1(b) and 1.704-2.

(e)

No adjustments shall be made to the Capital Account of any Member by reason of payment or receipt of any fees by it or any Affiliate pursuant to Section 4 hereof.

ARTICLE 4.  MANAGEMENT OF THE COMPANY

Section 4.1

Appointment and Authority of the Managers.

(a)

As provided in the Certificate of Formation, the Company is to be managed by a Manager as provided for in the Act.  The Company shall initially have two Managers, and Inland Member and Vlass Member are hereby appointed by the Members as the initial Managers of the Company.  Except as expressly provided to the contrary in this Agreement and in addition to the powers given to the Managers by law, the Managers shall have all the same powers as a general partner of a general partnership under the laws of the State of Delaware, and without limitation of the foregoing, the Managers shall have the exclusive and complete charge of the management of the Company (including as to all matters concerning the Project which are consistent with the purpose of the Company set forth in Section 2.5 hereof).  Subject to the limitations in this Section 4.1, Section 4.2, and elsewhere in this Agreement, any action of the Managers may be taken by either Manager on behalf of the Company, acting alone and in its sole and absolute discretion (absent unanimous instruction from the Members to the contrary or except as otherwise expressly

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provided by this Agreement) after providing prior written notice of the Manager’s intended act to the other Manager.

(b)

To the extent not contrary to or materially inconsistent with the Proforma, the Development Budget, the Operating Budget, the Site Plan or the Area A - Phase I Redevelopment Obligations (and except as may be provided hereafter by mutual direction of the Members), the following actions shall be performed by the Vlass Manager, acting alone:

(i)

prior to the Project Completion Date, manage, insure against loss, protect the Project, interests therein or parts thereof; improve, develop or redevelop the Project pursuant to the Proforma, the Development Budget, the Operating Budget, the Site Plan, the Area A - Phase I Redevelopment Obligations; subject to the provisions of Section 4.6.1(c), lease the Project or any part thereof from time to time, upon any terms and for any period of time (provided that the Vlass Manager covenants and agrees that any leases will be bona fide and negotiated in good faith and on commercially reasonable terms consistent with the Leasing Agreement attached hereto as Exhibit “H” and the Lease Criteria attached hereto as Exhibit “J”, and renew or extend Project Leases, amend, change or modify the terms and provisions of any Project Leases and grant options to lease and options to renew leases consistent with the Proforma, the Development Budget, the Operating Budget, the Site Plan, the Area A - Phase I Redevelopment Obligations and the provisions of Section 4.6.1(c);

(ii)

employ, engage or contract with or dismiss from employment or engagement Persons to the extent considered necessary for the construction and development of the Project, including (but not limited to) contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, attorneys, insurance brokers and others ("Construction Service Providers") (including, without limitation, any Affiliate of either Manager or any Member or employees of such Manager or Member or Affiliates (notwithstanding the foregoing, Vlass Member must obtain the prior written consent of Inland Member before employing, engaging or contracting with or dismissing any contractor or subcontractor); provided, however, that unless such arrangement and compensation related thereto is already set forth in this Agreement or the Proforma, any compensation paid to any such Affiliates or employees may  not exceed reasonable third party market rates for similar services and provided further any arrangement with such Affiliates or employees shall be entered into in good faith). Notwithstanding the foregoing, Vlass Manager shall not have the right to dismiss any employees hired by Vlass Manager that are affiliated with the Inland Manager without the Inland Manager’s prior written consent, which may be withheld in its sole discretion.  In the event any of the Construction Service Providers were or are engaged by Vlass Member in connection with the redevelopment of the Developer's Property or Vlass Property and Vlass Manager wishes to engage such Construction Service Providers in connection with the Area A - Phase I Property, then Vlass Member shall be responsible for causing such Construction Service Providers to enter into

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separate agreements with the Company which relate solely to the Area A - Phase I Property;

(iii)

acquire and enter into any contract of insurance deemed necessary or appropriate for the protection of the Company, for the conservation of the Company's assets or for any purpose convenient or beneficial to the Company in connection with construction and development of the Project and in accordance with the Proforma, the Development Budget, the Operating Budget;

(iv)

prepare the Development Budget on an annual basis (or modify same at such other dates as may be appropriate based upon then-current facts and circumstances) and present it to the Members for their information.  Vlass Manager may make modifications and adjustments to individual line items within any previously-approved Development Budget without the necessity of approval from Inland Manager or Inland Member, provided and so long as the total amount of the previously-approved Development Budget shall not be increased.  Any increase in the total amount of the Development Budget shall require the unanimous approval of the Members, not to be unreasonably withheld, delayed or conditioned. The Members shall be promptly notified by the Vlass Manager in the event any expense of the Company materially exceeds the amount set forth for such expense in the Development Budget, if such excess will cause the overall expense of the Project to exceed the total amount of the then-approved Development Budget. Vlass Member shall immediately notify Inland Member in writing of any and all conditions relating to its inability to complete site improvement work for any part of Developer’s Property, including (without limitation) the Area A – Phase I Property; and

(v)

 to the extent related to construction and development of the Project, (x) demand, sue for, receive, and otherwise take steps to collect or recover all debts, proceeds, interests, dividends, goods, chattels, damages and all other property, to which the Company may be entitled or that are or may become due the Company from any Person; (y) commence, prosecute, enforce, defend, answer, oppose, contest and abandon all legal proceedings in which the Company is or may hereafter be interested; and (z) with the unanimous consent of the Members, settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters that may arise between the Company and any other Person and grant an extension of time for the payment or satisfaction thereof on any terms, with or without security; and

(vi)

to the extent related to construction and development of the Project, take all reasonable measures necessary to ensure compliance by the Company with applicable agreements, and other contractual obligations and arrangements, entered into by the Company from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders.

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(c)

To the extent not contrary to or materially inconsistent with the Proforma, the Development Budget, the Operating Budget, the Site Plan, the Area A - Phase I Redevelopment Obligations (and except as may be provided hereafter by mutual direction of the Members), the following actions shall be performed by the Inland Manager, acting alone:

(i)

to the extent related to the operation and management of the Company business (exclusive of matters pertaining to construction and development of the Project), (x) demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Company may be entitled or that are or may become due the Company from any Person; (y) commence, prosecute, enforce, defend, answer, oppose, contest and abandon all legal proceedings in which the Company is or may hereafter be interested; and (z) with the unanimous consent of the Members, settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters that may arise between the Company and any other Person and grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

(ii)

to the extent related to the operation and management of the Company business (exclusive of matters pertaining to construction and development of the Project), take all reasonable measures necessary to ensure compliance by the Company with applicable agreements, and other contractual obligations and arrangements, entered into by the Company from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders;

(iii)

  employ, engage or contract with or dismiss from employment or engagement Persons to the extent considered necessary for the operation and management of the Company and the Company business, including (but not limited to) contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, attorneys, insurance brokers and others ("Management Service Providers") (including, without limitation, any Affiliate of either Manager or any Member or employees of such Manager or Member or Affiliates; provided, however, that unless such arrangement and compensation related thereto is already set forth in this Agreement or the Proforma, any compensation paid to any such Affiliates or employees may  not exceed reasonable third party market rates for similar services and provided further any arrangement with such Affiliates or employees shall be entered into in good faith). Notwithstanding the foregoing, Inland Manager shall not have the right to dismiss any employees hired by Inland Manager that are affiliated with the Vlass Manager without the Vlass Manager’s prior written consent, which may be withheld in its sole discretion.

(iv)

maintain the Company's books and records;

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(v)

conduct any and all banking transactions (including the payment of bills) on behalf of the Company; adjust and settle checking, savings, and other accounts with such institutions as the Inland Manager shall deem appropriate; draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, or other instruments for or relating to the payment of money in, into, or from any account in the Company's name; and make deposits into and withdrawals from the Company's bank accounts;

(vi)

prepare and deliver, or cause to be prepared and delivered, all financial and other reports with respect to the operations of the Company and all federal and state tax returns and reports (the Inland Manager shall be reimbursed for costs related thereto to the extent not provided for in the Proforma);

(vii)

pay or reimburse any and all fees, costs and expenses incurred in the formation and organization of the Company;

(viii)

prepare or cause the Property Management Company to prepare the Operating Budget for the Company on an annual basis and present it for approval by the Members, who shall use good faith efforts to jointly approve the Operating Budget for the next succeeding fiscal year of the Company prior to the end of each fiscal year of the Company.  The Members shall be promptly notified by the Inland Manager in the event any expense of the Company materially exceeds the amount set forth for such expense in the Operating Budget.  The Inland Manager shall provide the Members with monthly operating statements, project status reports and leasing reports from and after the Effective Date (including, with respect to the period of construction of the Project and without limitation, monthly accountings with respect to Project Costs);

(ix)

employ, engage or contract with or dismiss from employment or engagement Persons to the extent considered necessary for the operation and management of the Company business (exclusive of matters pertaining to construction and development of the Project), including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, investment bankers, underwriters, insurance brokers and others ("Management Service Providers") (including, without limitation, any Affiliate of either Manager or any Member or employees of such Manager or Member or Affiliates; provided, however, that unless such arrangement and compensation related thereto is already set forth in this Agreement or the Proforma, any compensation paid to any such Affiliates or employees may  not exceed reasonable third party market rates for similar services and provided further any arrangement with such Affiliates or employees shall be entered into in good faith); and

(x)

do all acts that are necessary, customary or appropriate for the protection and preservation of the Company's assets, including the establishment of reasonable

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reserves consistent with the Proforma, the Development Budget or the Operating Budget (any other reserves to require mutual approval of both Managers).

(d)

Except as expressly provided for or clearly contemplated in this Agreement, no Member other than the Managers shall participate in the management of the Company or have any control over the Company business or have any right or authority to act for or to bind the Company. Notwithstanding the foregoing, the Property Management Company shall manage the day to day operation of the Area A - Phase I Property pursuant to the Property Management Agreement.  Subject to all requirements for approval by Managers or Members herein, each Manager, acting alone, shall have the sole right, power and authority to execute documents on behalf of the Company.  Notwithstanding the foregoing, if requested in writing by the Managers, each Member shall execute and deliver those documents deemed necessary or desirable by the Managers in order to carry out the provisions of this Agreement.  The exercise of any of the rights or powers of the Member pursuant to the terms of this Agreement shall not be deemed to be taking part in the affairs of the Company or the exercise of control over the affairs of the Company.

Section 4.2

Restriction of Managers' Authority.  Notwithstanding any foregoing provisions of Section 4.1 to the contrary, and without limitation whatsoever of the generality of the limitations on the Managers' power and authority set forth in Section 4.1, each Manager further agrees that it will not take any of the following actions without the prior written unanimous consent of the Members:

(a)

Admit any new Member to the Company (other than as provided in Sections 8.3 and 9.3).

(b)

Cause the Company to merge with or into any other entity.

(c)

Cause the Company to engage in any business unrelated to the Project, or own any assets other than those related to the Project or otherwise in furtherance of the purposes of the Company.

(d)

Amend this Agreement, except as otherwise provided in Article 13.

(e)

Lease the Project or any portion thereof to an Affiliate of either Member, other than upon terms inconsistent with the Proforma, the Development Budget, the Operating Budget, the Site Plan, the Area A - Phase I Redevelopment Obligations or the Leasing Criteria.

(f)

Sell the Project or any portion thereof or enter into an agreement to do so (except as contemplated and included in the Proforma.

(g)

Enter into any contract or agreement with, or pay any compensation to, an Affiliate of either Member in violation of the provisions of Section 4.1 (except as otherwise expressly permitted by this Agreement).

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(h)

Dissolve or liquidate the Company (except as otherwise provided in Section 3.1(b), or Article 10), unless required by law.

(i)

Make, incur, pay or contract for any expenditure on behalf of the Company not included in the Proforma (including any contingency line items).

(j)

Submit, approve or consent to any bankruptcy plan of reorganization of or for the Company, or any settlement agreement on behalf of the Company.

(k)

Except as may be expressly provided to the contrary in Section 4.1 above or Section 4.6.1 below, enter into, make, amend, perform and carry out, or cancel and rescind, contracts and other obligations, and guarantees and indemnity agreements for any purpose pertaining to the business of the Company.

(l)

Borrow money, procure loans and advances from any Person for Company purposes, and apply for and secure, from any Person, credit or accommodations; except as otherwise provided, contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability.

(m)

Pledge, hypothecate, mortgage, assign, deposit, deliver or otherwise give as security or as additional or substitute security, or for assignment, sale or other disposition the Project or any portion thereof, make substitutions thereof, or receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing.

(n)

Establish and maintain any and all reserves, working capital accounts and other cash or similar balances, except as reflected in the Proforma or an approved Development Budget or Operating Budget.

As to each request made by either Manager for consent to any action or matter above set forth in this Section 4.2, the failure of a Member to provide notice of non-consent thereto to either Manager within five (5) business days of receipt of such request by such Member shall be deemed the consent of such Member to the requested action or matter.

Section 4.3

Intentionally Deleted.

Section 4.4

Managers' Time and Effort; Conflicts.  The Managers shall devote whatever time, effort and skill is reasonably required to fulfill the Managers' obligations under this Agreement.  No Member shall engage in any business or activity other than in furtherance of the Company's business in keeping with the terms and provisions of this Agreement, it being acknowledged and agreed by each Member that it and each other Member has been formed for the sole purpose of being a member of the Company for the purposes and business objectives set forth herein.  The terms and provisions of this Section 4.4 are not, nor shall they be construed or deemed to be, applicable to any Affiliate of any Member, any member of any Member, or any Affiliate thereof.

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Section 4.5

Indemnification.

(a)

Each Manager, and all agents acting on its or the Company's behalf, shall not be liable, responsible, or accountable, in damages or otherwise, to the Members or the Company for doing any act or failing to do any act, the effect of which may cause or result in loss or damage to the Company or the Members save and except that which arises from that Manager's fraud, willful misconduct, gross negligence, breach of fiduciary duty or material and willful breach of its covenants and obligations under this Agreement.  The Company shall indemnify, protect and hold each Manager and any such agent harmless from and against all claims, expenses (including reasonable attorneys' fees), losses, penalties and liability whatsoever incurred or suffered by reason of any act performed or omitted to be performed by it in good faith in connection with the business of the Company, including reasonable attorneys' fees incurred in connection with the defense of any action based on any such act or omission (which attorneys' fees may be paid as incurred) to the fullest extent permissible under the Act.  The Members agree that a Manager or agent shall not have acted in good faith with respect to a claim to the extent the claim is attributable to or caused by such Manager's or agent's fraud, willful misconduct, gross negligence, breach of fiduciary duty or material and willful breach of its covenants and obligations under this Agreement.  The Managers' and any agent's right of indemnification shall be limited to the value of the Company's assets.

(b)

The Company shall indemnify, protect and hold each Member harmless from and against all claims, expenses (including reasonably attorney's fees), losses, prorations and liabilities whatsoever by reason of performance of its respective development services as set forth in Section 4.6, except to the extent any such loss, claim, damages or liability arises through the gross or active negligence, willful misconduct or breach of its covenants and obligations under this Agreement.  Such right of indemnification shall be limited to the value of the Company's assets.

Section 4.6

Powers and Duties of the Members.  Subject to Section 9.3, the Members shall have a right to vote only upon the following:

(a)

the admission of an additional Member;

(b)

the items contained in Section 4.2; and

(c)

the approval of the Operating Budget for the next succeeding fiscal year of the Company prior to the end of each fiscal year of the Company.

(d)

any other items in this Agreement or pursuant to the Act which specifically require a vote or consent of Members.

Section 4.6.1.

Specific Management Powers and Duties.

(a)

Responsible Member for Entitlements.  Vlass Member is hereby appointed as the initial "Responsible Member for Entitlements."  The Responsible Member for Entitlements, with Vlass Manager, shall be responsible for applying for and obtaining

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government approvals for the Project in the name of the Company.  All items submitted by Vlass Member shall be consistent with the plans and specifications for the Project as set forth in the Proforma, the Site Plan and Area A - Phase I Redevelopment Obligations, absent consent to the contrary from Inland Member.

 (b)

Responsible Member for Construction.

(i)

Vlass Member is hereby appointed as the initial "Responsible Member for Construction and Site Management".  The Responsible Member for Construction and Site Management  shall be responsible for the supervision and management of the construction of the Project for the Company, and will use its commercially reasonable efforts to (A) cause the Project to be constructed for the amount, on the time schedule (subject to force majeure), and in accordance with the Proforma, the Site Plan and Area A - Phase I Redevelopment Obligations, (B) cause the Company to commence construction of the Project in accordance with the terms hereof, subject to force majeure, and (C) complete construction of the Project in accordance with the terms of the Construction Contract described below.  The Responsible Member for Construction and Site Management shall recommend a General Contractor to the Inland Manager. Once the Inland Manager approves the General Contractor, the Responsible Member for Construction shall negotiate the hereafter defined General Contract based upon competitive pricing of the construction of the Project provided by no less than three (3) general contractors qualified in the State of Florida.

(ii)

Following the approval of a general contractor ("General Contractor"), the Responsible Member for Construction and Site Management shall cause the Company to enter into a general contractor agreement ("Construction Contract") with the General Contractor to construct the Project pursuant to a separate contract.  Each Member shall have the right to review and approve the Construction Contract.  The Responsible Member for Construction and Site Management shall provide each Member with detailed monthly progress reports that set out the construction timing, and physical status of the Project. Inland Member will be responsible for monthly status reports regarding the Project's finances, as contemplated by Section 4.1(c) above. All records relating to the Project will be made reasonably available to the Members or their agents at all reasonable times.

(iii)

The Responsible Member for Construction and Site Management shall also (A) interview and, following approval of the Company (which shall require the joint approval by the Members), engage the services of a professional engineer and architect to complete all site-specific architectural, mechanical, engineering and other drawings, site plans, and plans and specifications to meet local zoning and building codes for the Project, all in accordance with the Proforma, the Development Budget, the Operating Budget, the Site Plan and Area A - Phase I Redevelopment Obligations; (B) negotiate

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agreements with, and administer and coordinate the activities of other professional consultants necessary to the commencement and completion of the Project; (C) coordinate the payment of construction costs, equipment and engineering costs and other costs incurred in the development of the Project; (D) simultaneously submit copies of monthly construction draws, lien waivers and a date down of the title policy for the Area A - Phase I Property to both Members; and (E) prepare periodic revisions to the Development Budget and development timeline; provided that such revisions shall require the unanimous approval of the Members, in the event that the Development Budget shall increase by an amount in excess of the then-currently approved Development Budget.

(iv)

The Responsible Member for Construction and Site Management shall, to the extent not previously obtained or accomplished:

1.

negotiate, administer and coordinate in the name of the Company any deed restrictions, covenants, reciprocal easement agreements, utility easements and similar agreements, with adjoining landowners, utility companies, or governmental agencies regarding the Project;

2.

to the extent not already obtained by Vlass Member, obtain a zoning certificate from an authorized zoning official or board or other form of zoning verification reasonably acceptable to all Members, stating that the Project site is properly zoned for use as a shopping center.

3.

to the extent not already obtained by Vlass Member, obtain site plan approval for the Project from the appropriate governmental agency, after such site plan has been unanimously approved by the Members;

4.

engage the services of any and all attorneys and registered professionals necessary to develop the Project;

5.

obtain all permits, licenses, and approvals required from any and all governmental agencies with authority over the development of the Project to the extent not already obtained by Vlass Member,

6.

to the extent not already obtained by Vlass Member, obtain geotechnical information for the Project which shall evaluate the building pad and recommend soil compaction methods; evaluate and recommend site materials suitable for fill; determine the most favorable and economical foundation system for the building and for the paved areas, and provide site preparation and grading recommendations, including cut/fill slopes and pavement design;

7.

to the extent requested by the Members, obtain Phase I and Phase II Environmental Site Assessments on the Project; and

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8.

hold monthly, or more frequent, Project update meetings if necessary as reasonably determined by Responsible Member for Construction and Site Management or when requested by any Members.

(c)

Responsible Member for Leasing.  Vlass Member is hereby appointed as the initial "Responsible Member for Leasing."  The Responsible Member for Leasing, with Vlass Manager, shall be responsible for the leasing efforts with respect to the Project, but neither the Responsible Member for Leasing nor Vlass Manager shall be entitled to any Leasing Commissions with respect to such efforts, with Leasing Commissions to third parties to be paid as set forth in Leasing Agreement attached hereto as Exhibit "H".  This responsibility shall include, without limitation, the preparation and distribution of marketing materials, the negotiation of leases consistent with the Development Budget and other standards attached hereto as Exhibit "J" ("Lease Criteria"), the selection of any third-party leasing brokers for the Project, and the supervision of all tenant build-out activities.  Notwithstanding the foregoing, all Project Lease (as well as retention of any third-party leasing brokers and such third-party leasing brokers agreements) shall be subject to the unanimous approval of the Members.  The Vlass Manager shall be authorized to execute leases after obtaining the unanimous approval of the Members, which approval or rejection shall be provided by the Members within five (5) business days after receipt of notice of the terms of such leases from the Vlass Manager.

(d)

Property Management.  Inland Member is hereby appointed as the initial "Responsible Member for Property Management" for the period commencing on the Effective Date.  The Responsible Member for Property Management, with Property Manager pursuant to the Property Management Agreement, shall exercise oversight authority with respect to the property management of the Project from and after such date.  This responsibility shall include, without limitation, overseeing the day-to-day management of the operations of the Project (exclusive of construction and development functions).  Property Manager's rights and responsibilities under this Section 4.6.1(e) shall be set forth in, and shall be subject in all respects to, the Property Management Agreement attached hereto as Exhibit "E".

Section 4.7

Certificates and Instruments.

(a)

Each Member covenants and agrees that it will, within five (5) days following request by either Manager:

(i)

execute, acknowledge and/or deliver (A) all certificates and other instruments and all amendments of this Agreement which the Requesting Manager reasonably deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in all jurisdictions in which the Company may conduct business or own property in accordance with this Agreement; (B) all instruments which the Requesting Manager reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement properly made in accordance with Sections 9.2 and 9.3 (whether or not such specific Member voted in favor thereof); (C) all conveyances and other instruments or documents which

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the Requesting Manager reasonably deems appropriate or necessary to reflect, in accordance with this Agreement, the acquisition or disposition of all or any portion of the Project, the admission or withdrawal of any Member and the dissolution and liquidation of the Company; and (D) all instruments relating to the admission or withdrawal of any Member pursuant to and in accordance with this Agreement; and

(ii)

represent or acknowledge, confirm, or ratify that any vote, consent, approval, agreement or other action, which is made or given properly by the Member hereunder or is consistent with the terms of this Agreement has been made or given (whether or not such specific Member voted in favor thereof or consented thereto).

(b)

Each Member shall execute and deliver to the Managers at the principal office of the Company, within fifteen (15) days after receipt of the Managers' request therefor, such further designations, powers of attorney and other instruments as the Managers deem commercially and reasonably necessary to effectuate this Agreement and the purposes of the Company.

Section 4.8

Managers' Cost Reimbursements.  The Company shall reimburse Managers (or any Affiliate the Managers designates to manage the Company) for all costs incurred by the Managers in connection with management of the Company to the extent contemplated by the Development Budget or Operating Budget or otherwise mutually approved by the Members.

Section 4.9

Legal and Other Fees.  Furthermore, in amplification and not in limitation of the provisions of Section 4.1 and notwithstanding anything to the contrary in Section 4.8 and/or any other sections of this Agreement, the Managers shall have the right to reimburse INLAND DIVERSIFIED REAL ESTATE TRUST, INC. and its Affiliates for services of its in-house lawyers in connection with leasing or other Project-related work at scheduled rates charged to other joint ventures (but there shall be no reimbursement for services in connection with the drafting and negotiation of this Agreement or any due diligence activities or other activities associated with Initial Capital Contributions).

Section 4.10

Vacancies.  In the event that a Manager position is vacated due to resignation of such Manager, or due to death or incapacity of such Manager where such Manager is not a Member, either Inland Member and Vlass Member may appoint a Person to serve as Inland Manager and Vlass Manager, as applicable; provided, however, that no Person shall become a Manager of the Company without the written approval of all Members unless such Manager is a Member of or Affiliate of the appointing Member.

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ARTICLE 5.  DISTRIBUTIONS

Section 5.1

Distributions Generally.  Subject to the provisions of Section 3.3, distributions of Company assets only shall be made in accordance with this Article 5 and Article 10.

Section 5.2

Distributions of Net Cash Flow.

(a)

Except as otherwise expressly provided in Section 3.3, Net Operating Income, if any, shall be computed monthly and distributed monthly to the Members, in the following order of priority:

(i)

First, to Inland Member, until the Unpaid Preference on its Invested Capital is reduced to zero;

(ii)

Second, to Vlass Member.

(b)

The Managers shall determine jointly using reasonable judgment whether, and to what extent, Net Operating Income shall be distributed or shall be set aside and retained in a working capital reserve or capital expenditure reserve, or reserves for funds to be used for the payment or reduction of any Company indebtedness; provided that no reserves shall be retained unless and until Inland Member's Unpaid Preference is reduced to zero as aforesaid.  At such time as the Company's Net Operating Income is finally determined with respect to a Company fiscal year, the Company shall distribute to the Members their respective undistributed shares, if any, of the Company's actual Net Operating Income for such fiscal year, and if advance distributions to a Member exceed such Member's distributable share of such actual Net Operating Income for such fiscal year, as finally determined, such Member shall immediately repay to the Company the amount of such excess, and any amounts not so repaid by a Member may be deducted from the next distributions of Net Operating Income or Capital Proceeds distributable to such Member.

Section 5.3

Distributions of Capital Proceeds.  Except as otherwise provided for in Sections 3.3 and 10.3 or in the event of a sale of any portion of the Property, within thirty (30) days of the receipt of Capital Proceeds, the same shall be distributed in accordance with the following order of priority:

(a)

First, to Inland Member, until the Unpaid Preference on its Invested Capital is reduced to zero.

(b)

Second, to Vlass Member.

Section 5.3.1.

Special Distributions. If at any time the Contribution Cap established by this Agreement exceeds the total Project Costs set forth in the Development Budget plus five percent (5%) (the difference between the two amounts is the "Project Excess"),

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the Vlass Manager, in its sole discretion, may direct that a special distribution of Capital Proceeds be made to Vlass Member in any amount up to and including the Project Excess.

Section 5.4

Distributions Upon Final Liquidation.  Upon a final liquidation of the Company in accordance with Article 10, all of the Company's assets shall be distributed as set forth in Section 10.3.

Section 5.5

The Right to Withhold.  The Company shall withhold from any distribution such amounts as are required to be withheld by the laws of any taxing jurisdiction.  Such withheld amounts shall be treated as amounts distributed to the respective Members on whose account the withholding was imposed.

ARTICLE 6.  ALLOCATIONS

Section 6.1

In General.  Profits and Losses of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of such year, and at such times as the Gross Asset Value of any asset is adjusted pursuant to Section 1.20.  Subject to the other provisions of this Article 6, an allocation to a Member of a share of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss and deduction that is taken into account in computing Profits or Losses.

Section 6.2

Allocations of Profits and Losses.  Except as otherwise provided in this Article 6, Profits and Losses shall be allocated for each fiscal year or other period to the Members in a manner consistent with the allocations in Section 5.2(a).

Section 6.3

Limitation on Allocation of Losses.  The Losses allocated to any Member pursuant to Section 6.2 shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year.  All Losses in excess of the limitation set forth in this Section 6.3 shall be allocated to the other Members, pro rata to the allocation of other Losses to such Members.

Section 6.4

Additional Allocation Provisions.  Notwithstanding the foregoing provisions of this Article 6, the special allocations required by this Section 6.4 shall be made in the following order of priority:

(a)

Regulatory Allocations.

(i)

If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Treasury Regulation Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable.  It is intended that this Section 6.4(a)(i) qualify and be construed as a "minimum gain chargeback" and a "chargeback of partner Member nonrecourse debt minimum gain" within the meaning of such

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Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 6.4(a)(i).

(ii)

Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such deductions are attributable.

(iii)

If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible.  It is intended that this Section 6.4(a)(iii) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulation and this Section 6.4(a)(iii).

(b)

The allocations set forth in Section 6.3 and Sections 6.4(a)(i), (ii) and (iii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2.  Notwithstanding the provisions of Section 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(c)

In the event that the Code or any Treasury Regulations promulgated thereunder require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Agreement, upon the advice of the Company's counsel or accountants, the Managers are hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations and such advice of the Company's counsel or accountants, such new allocations shall be deemed to be made pursuant to the fiduciary obligation of the Managers to the Company and the Members, and no such new allocation shall give rise to any claim or cause of action by any Members.

(d)

Notwithstanding the foregoing provisions of this Article 6, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be allocated among the Members, pursuant to Regulations promulgated under Code Section 704(c), so as to take account of the variation, if any, between the adjusted basis of such property to the Company and its initial Gross Asset Value (computed in accordance with Section 1.20).  In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.20(b), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the

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applicable Regulations, consistent with the requirements of Section 1.704-1(b)(2)(iv)(g) of the Regulations.  Any elections or other decisions relating to the allocations pursuant to this Section 6.4(d) shall be made by the Managers in any manner, in the Managers' discretion, that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 6.4(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other tax items or distributions pursuant to any provision of this Agreement.

ARTICLE 7.  BOOKS AND RECORDS;

ACCOUNTING; TAX ELECTIONS

Section 7.1

Company Books.  The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.  All decisions as to accounting matters shall be made by the Managers in their reasonable judgment.

Section 7.2

Records.  The Inland Manager shall keep at the Company's office the following Company documents:

(a)

a current list of the full name and last known business or residence address of each Member, together with the Capital Contribution and Percentage Interest of each Member;

(b)

executed copies of any powers of attorney pursuant to which other filings have been made;

(c)

copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent tax years;

(d)

copies of this Agreement and all amendments to this Agreement;

(e)

financial statements of the Company for the six (6) most recent tax years; and

(f)

the Company's books and records as they relate to the internal affairs of the Company for the current and past three (3) tax years.

On reasonable advance notice to the Managers, any Member shall have the right to inspect and examine any of the foregoing at the offices of the Company.

Section 7.3

Company Tax Elections; Tax Controversies.  The Managers shall have the right to make all elections for the Company provided for in the Code, including, but not limited to, the elections provided for in Section 754 of the Code.  The Inland Manager is hereby designated as the "Tax Matters Member" pursuant to the requirements of Section

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6231(a)(7) of the Code and in such capacity shall represent the Company in any disputes, controversies or proceedings with the Service.

Section 7.4

Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 7.5

Financial Reports.  The Inland Manager shall prepare or cause to be prepared and shall furnish each Member as specified below or otherwise as soon as practicable the following (at the expense of the Company):

(a)

On or before March 31 of each calendar year, for the preceding year, the following:  All information necessary for the preparation by each Member of its federal income tax return as to the Company's income, gains, losses, deductions or credits and the allocations thereof to each Member, including a Schedule K-1 (or any other comparable form subsequently required by the Internal Revenue Service), and a copy of the federal income tax return of the Company, and any state or local income tax return required for the Company;

(b)

Within sixty (60) days after the end of each fiscal quarter, quarterly unaudited profit and loss statements, balance sheets and related statements of retained earnings and cash receipts and disbursements (which unaudited statements shall be, to the Inland Manager's best knowledge, true, correct and complete); and

(c)

Within ninety (90) days after the end of each fiscal year, annual unaudited financial statements, including profit and loss statements, balance sheets, and related statements of retained earnings and cash receipts and disbursements.

ARTICLE 8.  TRANSFERS AND ENCUMBRANCES OF

COMPANY INTERESTS

Section 8.1

Transfers.  Except as may be expressly provided in this Article 8 or with the consent of all other Members, no Member may Transfer all or any portion of its Membership Interest (or any right to receive distributions).  Any purported Transfer of any Membership Interest (except as expressly permitted or consented to by all other Members as aforesaid) shall be null and void.

Section 8.2

Permitted Transfers.  Notwithstanding the restrictions on Transfers under Section 8.1, any Member may transfer all or any part of its Membership Interest to any Affiliate of the transferor Member or to any other Member.  Furthermore, for purposes hereof, a "Transfer" shall not include (A) any transfers to Diversified or subsidiaries of Diversified or transfers of interests in Diversified as part of its or any successor entity resulting from any merger permitted hereunder or (B) the  merger of Diversified with any of the following entities: INLAND REAL ESTATE CORPORATION, a Maryland corporation, INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation, INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation, WESTERN

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RETAIL REAL ESTATE TRUST, INC, a Maryland corporation or any other real estate investment trust or partnership sponsored by INLAND REAL ESTATE INVESTMENT CORPORATION, or any other entity composed entirely of any of the foregoing.  Upon any permitted Transfer or transfer of a Membership Interest pursuant to this Section 8.2, the transferor and transferee shall file with the Company an executed or authenticated copy of the written instrument of assignment to it.  Any transferee under this Section 8.2 shall, as a condition to the effectiveness of the assignment to it of the economic benefits of Membership Interest, acknowledge in writing that the rights to the Membership Interest acquired by it are subject to the restrictions on Transfers set forth in this Article 8.

Section 8.3

Substitution of Permitted Transferee for Member.

(a)

A transferee of a Company Interest pursuant to Section 8.2 shall have no right to become a substituted Member with respect to the transferred Company Interest unless the following conditions are satisfied:

(i)

the Managers consent in writing to such admission, which consent may be given, withheld or made subject to such conditions as are determined by the Managers, in the Managers' sole and absolute discretion; and

(ii)

the Managers receive written instruments (including, without limitation, such Person's consent to be bound by this Agreement as a substituted Member) that are in a form satisfactory to the Managers (as determined in their sole and absolute discretion).

(b)

Unless substituted for a Member under this Section 8.3, a transferee or assignee shall have only the rights to receive the distributions of Net Cash Flow and Capital Proceeds and allocations of Profits and Losses (and items thereof) that the transferor or assignor Member would have received but shall not have any other rights in or to the Company, including (without limitation) rights to vote on actions requiring the consent or approval of the Members, or to inspect the books and records of the Company.  All such rights shall remain with the transferor Member.

Section 8.4

Vlass Member Buyout.

(a)

Beginning on December 1, 2010, and for a period thereafter continuing until twenty-four (24) months following the Project Completion Date (the "Vlass Exercise Period"), Vlass Member shall have the option (at its sole discretion), but not the obligation, to elect to transfer all of its Membership Interest to Inland Member or an assignee thereof ("Membership Interest Buyout") by executing the "Assignment of Membership Interest Agreement" attached hereto as Exhibit "K" ("Vlass Membership Interest Assignment").  In order to exercise its option hereunder, Vlass Member shall give notice of such exercise to Inland Member on or before the last day of the Vlass Exercise Period and, upon such notification, the parties shall conclude the Membership Interest Buyout within twenty (20) business days following the date of Inland Member's

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receipt of such notice in accordance with the further provisions of Subsection (c) below.  If Vlass does not exercise the Membership Interest Buyout within the Vlass Exercise Period, the right to exercise the Membership Interest Buyout shall thereafter become the sole right of the Inland Member.

(b)

At any time after the Trigger Date (as defined below), the Inland Member shall have the option (at its sole discretion) to trigger the Membership Interest Buyout by giving notice of such election to Vlass Member.  If Inland Member chooses to exercise the option for the Membership Interest Buyout, then within twenty (20) business days following the date of Vlass Member's receipt of such notice, the parties shall conclude the Membership Interest Buyout in accordance with the further provisions of Subsection (c) below. For purposes hereof, the "Trigger Date" shall mean the date that is the earlier to occur of (i) two (2) years from the Project Completion Date and (ii) the date upon which the Project is one hundred percent (100%) leased to Project Tenants that are open, operating and paying full rent.

(c)

Upon exercise by either Member of its right to effect the Membership Interest Buyout in accordance with the provisions of Subsections (a) and (b) above, Inland Member shall, within the foregoing twenty (20) business day period, make a final Capital Contribution (the "Inland Final Capital Contribution") to the Company in an amount equal to the sum of the Net Project Value (as hereinafter defined) less the aggregate of all of Inland Member's Initial Capital Contribution, Additional Capital Contributions and Inland Required Additional Contributions made prior to the Membership Interest Buyout Date. The "Net Project Value" means the quotient, determined as of the date of a Member's election under either of Subsection (a) or (b) above, of Project Net Operating Income as of such date, divided by 8.5%. Simultaneously with funding of the Inland Final Capital Contribution to the Company, the Members shall execute and deliver the Vlass Membership Interest Assignment and the closing of the Membership Interest Buyout shall occur, and in connection with such closing an amount equal to the Inland Final Capital Contribution plus any undistributed Project Net Operating Income attributable to Vlass Member and any remaining Vlass Member Capital Contribution shall be distributed to Vlass Member as consideration for the Vlass Membership Interest Assignment. Notwithstanding the foregoing, prior to the closing of the Membership Interest Buyout, Vlass Member shall provide Inland Member with the City’s written approval of Vlass Member’s withdrawal from the Company as a result of the Membership Interest Buyout is such approval is required pursuant to the Developer’s Agreement. Upon completion of the closing of the Membership Interest Buyout, Vlass Member shall cease to be a Member of Company and shall not be entitled to any rights related thereto, including (without limitation) all rights to receive distributions of cash flow and capital proceeds.

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(d) In the event neither member elects to require the Vlass Membership Interest Assignment pursuant to Subsections (a) and (b) above, then the Company shall continue to operate in accordance with the further terms of this Agreement.

(e)  Notwithstanding the foregoing, in the event the Inland Member has made a Member Loan which remains unpaid at the Trigger Date, then the Inland Member may reduce the Inland Final Capital Contribution by the amount equal to all accrued and unpaid interest and principal of Inland Member’s Member Loan.

                        Section 8.5.

Possible Amendment.  The parties hereto agree to amend the transfer provisions of this Article 8 if the Managers reasonably determine that such amendment is necessary for any reason, including without limitation, for the Company to be treated as a partnership for Federal income tax purposes.

ARTICLE 9.  ADDITIONAL MEMBERS

Section 9.1

Admissions and Withdrawals.  No Person shall be admitted to the Company as a Member except in accordance with Sections 8.3, 9.3 and 10.2.  Except as otherwise specifically set forth in Section 9.2(a), no Member shall be entitled to withdraw from the Company without the consent of the Managers, which consent may be given, withheld or made subject to such conditions as are determined by the Managers, in their sole and absolute discretion.  Neither the admission of a Member nor the withdrawal of a Member, whether in accordance with this Agreement or not, shall cause the dissolution of the Company.  Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

Section 9.2

Cessation of Members.  A Member shall cease to be a Member of the Company upon the earlier to occur of one of the following events:

(a)

the Member's withdrawal from the Company;

(b)

the filing of a certificate of dissolution, or its equivalent, for the Member (unless withdrawn, revoked or corrected within fifteen (15) days);

(c)

if an individual, the incompetence, insanity or death of the Member; or

(d)

an Event of Bankruptcy of the Member.

Section 9.3

Ceasing Member's Manager.  In the event of an occurrence of an event described in Section 9.2 hereof, the Manager appointed by the Member ceasing to be a Member shall automatically cease to be a Manager, the existing Manager shall (on notice to all other Members) immediately become the sole Manager and the Company shall continue without interruption; provided that such continued existence of the Company shall be subject to the provisions of Section 10.2.

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ARTICLE 10.  DISSOLUTION AND WINDING UP

Section 10.1

Dissolution and Distributions of Property.  Except for (i) sales of all or a portion of the Project pursuant to the authority granted to the Managers herein, and (ii) dissolution expressly permitted by this Agreement, no Member shall have the right to, and each Member hereby agrees that it shall not (and hereby irrevocably waives any right to), seek to dissolve or cause the dissolution of the Company or to seek to cause a partial or whole distribution or sale of the Project or a partition of the Company or any of its assets, whether by court action or otherwise, it being agreed that any actual or attempted partition, dissolution, distribution or sale would cause a substantial hardship to the Company and the remaining Member(s).

Section 10.2

Dissolving Events.  The Company shall be dissolved upon the earlier to occur of one of the following events:

(a)

the first occurrence of any event set forth in Section 9.2; provided, however, that, within sixty (60) days after such event, the Members (A) may elect in their sole and absolute discretion to continue the Company;

(b)

upon the sale, transfer or disposition of the entire Project and all interests of the Company therein;

(c)

the happening of any other event causing its dissolution under the Act; or

(d)

upon the election and unanimous approval of the Members.

Notwithstanding anything contained herein to the contrary, to the extent permitted by applicable law, the Company shall not dissolve or merge with or into any other entity, or convert into another form of business entity, or otherwise terminate, and the Company shall continue (and not dissolve) for so long as a single solvent Member exists.  Notwithstanding anything contained herein to the contrary, to the extent permitted by applicable law, a Bankruptcy Event respecting the Company shall not cause a dissolution of the Company.

Section 10.3

Liquidation and Final Distribution of Proceeds.

(a)

Upon the dissolution of the Company pursuant to Sections 10.2(a) through (d), the Company shall thereafter engage in no further business other than that which is necessary to wind up the business, and the Managers shall liquidate all or a portion of the Project and any other Company assets and distribute the cash proceeds therefrom, and any other assets of the Company.  The cash proceeds from the liquidation of Company assets, and any other Company assets, shall be applied or distributed by the Company in the following order:

(i)

First, to the creditors of the Company (including, without limitation, Members who are creditors to the extent permitted by law) in

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satisfaction of liabilities of the Company other than liabilities for distributions to Members; and as reasonable reserves therefor.

(ii)

Second, any balance to the Members in accordance with Section 5.3.

(b)

the Managers may apply or distribute non-cash assets of the Company upon final liquidation (pro-rata in accordance with the foregoing provisions of Section 10.3a) and such non-cash assets shall be valued at their fair market value, as determined by the Managers, net of any liabilities secured by such property that the distributee is considered to assume, or take subject to.

Section 10.4

No Capital Contribution Upon Dissolution.  Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contribution thereto, its Capital Account and its share of Profits or Losses, and shall have no recourse therefor (upon dissolution or otherwise) against the Managers or any Members.  If, upon liquidation of the Company or upon liquidation of a Member's interest in the Company, a Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), such Member shall not be obligated to make any capital contribution with respect to such deficit.

ARTICLE 11.  [INTENTIONALLY OMITTED]

ARTICLE 12.  CONDITIONS TO EFFECTIVENESS; REPRESENTATIONS AND WARRANTIES

Section 12.1  Conditions to Effectiveness.  While this Agreement is valid and binding upon the Members upon the Execution Date hereof, the effectiveness of this Agreement and of all obligations of the Members to be performed from and after the Effective Date hereof shall occur only upon the Effective Date.  The "Effective Date" hereunder shall be the first date upon which each of the following conditions (the "Conditions") shall have been satisfied to the satisfaction of the applicable Member or waived by the applicable Member or Members (and the Members will, upon request of either, execute and deliver written confirmation of the Effective Date):

(a)

Inland Member shall have completed its due diligence review respecting the Project and all matters related thereto (including, without limitation, the Proforma, Development Budget, Area A - Phase I Redevelopment Obligations, Project entitlements, Project Leases, historical operating statements, historical common area maintenance reconciliations, service contracts, environmental reports, property condition

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assessments, PZR zoning reports, zoning compliance letters, title reports and surveys), and has concluded that the Project is acceptable to Inland Member in its sole discretion (the foregoing condition being herein the "Inspection Condition");

(b)

The Members shall have finally approved and, as necessary based upon such mutual approval, attached or updated in writing the following Exhibits to this Agreement (which Exhibits, to the extent updated in connection with such mutual approval, shall supersede the corresponding preliminary Exhibits attached hereto, and all of which Exhibits shall be deemed incorporated into and made a part of this Agreement in lieu thereof as fully as if appended directly hereto): Exhibit "C" (Development Budget), Exhibit "D" (Proforma), Exhibit "L" (List of Material Documents), Exhibit "M" (Modifications to Material Documents) and Exhibit "N" (Project Rights and Burdens).  The foregoing condition is herein the "Schedules Condition";

(c)

Vlass Member and the City shall have executed and delivered a second amendment (the "Second Amendment") to the Developer's Agreement in form and substance mutually acceptable to both Members addressing the matters reflected in Schedule 1 attached to the letter to the City attached hereto as Exhibit "I" and by this reference made a part hereof (the ("City Letter"; with the foregoing condition regarding the City Letter being herein the "MDA Condition").  Without limitation, the Second Amendment must segregate the Area A – Phase I Redevelopment Obligations to the sole satisfaction of Inland Member;

(d)

The representations and warranties of each  Member set forth in Sections 12.2 and 12.3 below shall be true and correct as of the Effective Date in all material respects, or any such representation that is not true and correct shall have been disclosed to the other Member in writing and the other Member shall have waived such representation and/or warranty in writing (the foregoing condition being the "Representations Condition");

(e)

The Members have mutually approved the form "REOA" to be impressed upon the Developer's Property in accordance with the Developer's Agreement and the form approved by the City by virtue of the Second Amendment (the "REOA Condition"); and

(f)

Any subdivision approvals or permits required to allow the Area A – Phase I Land to be legally conveyed to the Company shall have been obtained (“Approvals and Permits Condition”). Notwithstanding the foregoing, in the event Approvals and Permits Condition is not satisfied by May 1, 2010 then the Conditions Deadline shall automatically be extended until the Approvals and Permits Condition is satisfied; however, in the event the Approvals and Permits Condition is not satisfied on or before July 1, 2010 (“End Date”), then this Agreement shall automatically terminate unless the parties agree in writing to extend the End Date.

The Members shall have until May 1, 2010 (the "Conditions Deadline"), to determine that the Conditions have been satisfied or waived; provided that (i) the Inspection Condition may

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be waived by Inland Member unilaterally and the Schedules Condition, MDA Condition and REOA Condition shall be considered waived only if both Inland Member and Vlass Member mutually agree to such waiver.  The Representations Condition exists for the benefit of each Member, and shall have failed for each such Member only if representations by the other Member shall not be true and correct in all material respects as of the Effective Date (or waived by the Member benefited by such representations in accordance with the provisions of Section 12.4 below).  Except in cases of failure to give timely notice of termination as provided below, any waiver of a Condition by either Member must be in writing to be effective.  The parties agree to act reasonably and in good faith in connection with their respective efforts to satisfy the Conditions, and each Member will give prompt notice to the other Member upon any determination that a Condition in the notifying Member's favor has been satisfied or waived.  If the Representations Condition in favor of Inland Member shall have failed or either of the Inspection Condition, Schedules Condition, MDA Condition or REOA Condition shall not have been satisfied or waived by Inland Member by the Conditions Deadline, then Inland Member may terminate this Agreement by notice to Vlass Member given at any time on or before the Conditions Deadline.  If the Representations Condition in favor of Vlass Member shall have failed or either the Schedules Condition, MDA Condition or REOA Condition shall not have been satisfied or waived by Vlass Member by the Conditions Deadline, then Vlass Member may terminate this Agreement by notice to Inland Member given at any time on or before the Conditions Deadline.  Upon timely notice of termination by either Member pursuant to the terms hereof, this Agreement shall be of no further force and effect, the parties shall be relieved of any and all liability or obligation each to the other hereunder, except that the Members will take actions as necessary to dissolve the Company with the Secretary of State of the State of Delaware.  Failure by either Member to give notice of termination in accordance with the provisions hereof on or before the Conditions Deadline shall be deemed waiver of any Condition yet outstanding by such Member.

Section 12.2.  Representations and Warranties of Vlass Member.  To induce the Inland Member to enter into this Agreement, Vlass Member hereby represents, warrants and covenants as follows to Inland Member:

(a)

With respect to the Developer's Agreement, Project Leases and any other written contracts identified in Exhibit "L" that will affect the Company or will be assigned to the Company in conjunction with the execution of this Agreement ("Material Documents"):

(i)

Each of same is in full force and effect to the extent of and in accordance with its terms, and has not been modified or amended except as disclosed to Inland Member, and to the knowledge of Vlass Member, no waivers relating to rights thereunder or material correspondence or notices related thereto have been executed, delivered or received, except in each case as otherwise set forth in Exhibit "M" or disclosed in writing to Inland Member;

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(ii)

Vlass Member has not assigned or encumbered same or given or received any notices of default from any other party thereto;

(iii)

Vlass Member has paid all amounts and fully and properly performed all actions required to be paid or performed by it thereunder up to the date hereof; and

(iv)

Subject to the MDA Condition, Vlass Member has full right, power and authority to assign same to the Company without requirement for the consent of any other party thereto or any other Person (or will have obtained any such consent prior to the Effective Date).

(b)

With respect to the remainder of the Project Rights and Burdens:

(i)

To the knowledge of Vlass Member, all of the remainder of the Project Rights and Burdens (i.e., all of same other than the matters addressed in (a) above) are listed in Exhibit "N";

(ii)

Such remainder of the Project Rights and Burdens are in full force and effect, and Vlass Member has not assigned or encumbered same or given or received any notices of default from any other party thereto;

(iii)

To the knowledge of Vlass Member, Vlass Member has paid all amounts due under any of such remainder of the Project Rights and Burdens, and fully and properly performed all actions required to be paid or performed by it under each of same; and

(iv)

Vlass Member has full right, power and authority to assign its interest in such remainder of the Project Rights and Burdens to the Company without requirement for the consent of any other party thereto or any other Person (or will have obtained any such consent prior to the Effective Date);

(c)

To the knowledge of Vlass Member, there are no other leases, contracts, agreements, commitments, expenses or obligations relating to the Project that would be binding on or obligate the Company other than the Project Rights and Burdens and any other matter of record set forth in title reports for the Area A - Phase I Property delivered to Inland Member in accordance with the provisions hereof.

All representations and warranties of Vlass Member hereunder that are stated to be "to its knowledge" or words of similar effect shall mean to the current, actual, conscious and good faith knowledge of Michael B. Vlass, Michael J. Lant and/or Mark T. Sneed, and do not include any constructive or imputed knowledge.  In the event any such representation or warranty proves to be false, misleading or actionable in any manner, Mr. Vlass shall not have any personal liability to Inland Member, the Company or the Managers whatsoever;

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and any recourse as a result of the failure of such representation or warranty shall be against Vlass Member as to the Company and the Managers.

Vlass Member hereby agrees to and shall defend, indemnify, and hold the Company and each other Member harmless from and against any loss or damage caused by or accruing from a material breach by Vlass Member of any representation, warranty or covenant made by it in this Section 12.2.  Any such indemnified loss or damage shall be limited to actual out-of-pocket losses and expenses, and shall not include lost profits, consequential damages or other damages of speculative nature, nor punitive damages; except that in the event of a knowing, deliberate breach, such limitation on loss and damage shall not apply.

Section 12.3.  Mutual Representations.  To induce each of the Members to enter into this Agreement, each Member hereby represents, warrants and covenants to the other Member that:

(a)

The representing Member has been duly formed and is a validly existing limited liability company qualified and in good standing to transact business in the state of its formation, and with requisite power and authority to execute this Agreement and perform all its obligations hereunder, subject to the Conditions herein expressed.  The persons and entities executing this Agreement on behalf of the Representing Member have the power and authority to enter into this Agreement.  The execution, delivery and performance of this Agreement by the representing Member have been duly and validly authorized by all necessary action of it.  This Agreement has been duly executed and delivered by the representing Member and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

(b)

The representing Member has obtained all consents required to enter into and perform this Agreement required under any company agreement, shareholder agreement, limited liability company agreement, covenant, charter, declaration of trust or, to the best knowledge of the representing Member, other agreement concerning it or to which it is a party or which is binding upon it or by any law or regulations or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, subject to the MDA Condition and receipt of governmental approvals for construction and development of the Project.

(c)

There is no pending litigation brought by or against the representing Member or, to its actual knowledge, affecting in any manner the Developer's Property, the Area A - Phase I Land or the Project.

(d)

Subject to the MDA Condition, neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under, or otherwise materially and adversely affect any contract, agreement, instrument, license or undertaking to which the representing Member or any of its Affiliates is a party or by which it or any of them or any of their respective properties or assets is or may be bound or that relates to the Project in any respect.

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(e)

The representing Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e).

(f)

Neither the representing Member nor any of its Affiliates has dealt with any broker or finder in connection with the transactions between the parties hereto contemplated by this Agreement.

12.4

Notice of Change.  If any of the representations or warranties made by either Member in Section 12.2 or 12.3 above is determined to be false or materially misleading in any material respect at the time it was made by the representing Member or at any time prior to the Effective Date, the Member benefited by such representation or warranty proven to be false or misleading shall have the option, as its sole remedies, either of terminating this Agreement in accordance with the provisions of Section 12.1 above or of waiving the breach in which case the representation or warranty that is false or misleading shall be deemed modified to conform to the known facts; provided that, notwithstanding the foregoing, a Member shall also have any other remedies available at law or in equity for any intentional misrepresentation by the other Member.  The representations set forth in Sections 12.2 and 12.3 shall survive the Effective Date shall not merge with the delivery of documentation in connection with the Initial Capital Contributions of the Members.  If, with respect to any such representation or warranty, no notice of breach thereof is given by the Member receiving same within twelve (12) months after the Effective Date, or if notice of such breach has been given but the breach has not been cured and Member receiving the representation or warranty has not brought an action against Member making such representation or warranty as a result of such breach within eighteen (18) months after the Effective Date, the Member receiving such representation or warranty shall be estopped and barred from bringing an action as a result of such breach.

12.5

Delivery of Project Materials.  To the extent not delivered to Inland Member prior to the Execution Date, Vlass Member agrees to provide to Inland Member, within five (5) business days following the Execution Date of this Agreement, copies of any Project entitlements and a list of any entitlements that are required but not yet obtained, Project Leases, historical operating statements, historical common area maintenance reconciliations, service contracts, environmental reports, property condition assessments, zoning reports, zoning compliance letters, title reports, title policies and surveys in Vlass Member's possession and relating to the Area A – Phase I Land and Project.  Vlass Member does not make any representation or warranty of any nature whatsoever regarding the truth, accuracy, validity, completeness, usefulness, suitability or any other aspect of any such information so provided, except to represent that it has no actual knowledge that any such information is false or materially misleading or incomplete in any material respect.  Notwithstanding anything herein contained to the contrary, the failure of Vlass Member to provide any information contemplated hereby, so long as not a deliberate failure to disclose, shall not be a default by Vlass Member hereunder.

12.6

Execution of City Letter.  Upon execution of this Agreement by the Members, the Members will execute and deliver the City Letter to the City.

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ARTICLE 13.  MISCELLANEOUS

Section 13.1

Waiver of Conflict of Interest.  The Company and the Managers are not represented by separate counsel.  The attorneys, accountants and other experts who perform services for the Company also perform services for the Managers.  It is contemplated that such dual representation will continue.  To the extent that the foregoing representation constitutes a conflict of interest, the Company, the Managers and each Member hereby expressly waive any such conflict of interest.

Section 13.2

Amendment by Members.  Except as otherwise stated in Section 13.3, the written approval of each Member shall be required to amend or waive any provision of this Agreement.

Section 13.3

Amendment by Managers.  Notwithstanding Section 13.2, any provision of this Agreement may be amended or waived from time to time by the Managers, without the consent of any Members, only to the extent that such amendment or waiver is necessary or advisable in the opinion of the Managers: (i) to qualify or continue the qualification of the Company as a limited liability company in which the Members have limited liability under the laws of any state; (ii) to ensure that the Company will be treated as a partnership for federal income tax purposes; (iii) to cure any ambiguity, and to correct or supplement any inconsistent provision in this Agreement; (iv) to ensure that all allocations of Profits and Losses are respected for federal income tax purposes; and (v) to properly reflect the Members and the respective Percentage Interest of each Member, as such Members may change due to admissions and withdrawals of Members in accordance with this Agreement.  However, no amendment or waiver that would alter a Member's Capital Contribution, Capital Account or Percentage Interest (except to the extent that such are indirectly affected by any amendments or waivers, including, without limitation, those pertaining to the admissions or withdrawals of Members), the liability of a Member to third parties, or the removal of any Member shall be permitted without the prior approval of the Member so affected.

Section 13.4

No Assignments; Binding Effect.  This Agreement shall not be assigned or otherwise transferred (by operation of law or otherwise) by any Member (except as may be expressly permitted in this Agreement).  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns permitted in accordance with this Agreement and the Act.

Section 13.5

Notices.  Any notice, approval, consent or other communication required or permitted to any Member under this Agreement shall be in writing and shall be deemed to have been duly given or made: (i) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented, (ii) if sent or mailed by Federal Express, Express Mail or other overnight mail service to the Company and to each Member at the address set forth on the first page of this Agreement (subject to change on

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notice from any Member to the other Members and the Company), then as of the first business day after the date so mailed; (iii) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at the address set forth on the first page of this Agreement (subject to change on notice from any Member to the other Members and the Company), then as of the third business day after the date so mailed; or (iv) if sent by facsimile to the Company or the Managers at (630) 218-4957, Attention: Barry Lazarus, with a copy to Gary Pechter at (630) 218-4900; or to Vlass Member at Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia 30326, Attention: Michael B. Vlass, then either (X) as of the date on which the appropriate electronic confirmation of receipt is received by the sending party between 9:00 a.m. and 5:00 p.m. (receiver's time) on any business day or (Y) as of the next business day if the time of the appropriate electronic confirmation of receipt is received by the sending party after 5:00 p.m. or on a non-business day (receiver's time).

Section 13.6

Waivers.  No waiver by any Member of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Member to exercise any right hereunder in any manner impair the exercise of any such right accruing to it hereafter.

Section 13.7

Preservation of Intent.  If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.  If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members' rights and privileges shall be enforceable to the fullest extent permitted by law.

Section 13.8

Entire Agreement.  This Agreement sets forth the entire and only agreement or understanding between the Members relating to the subject matter hereof and supersedes and cancels all previous agreements negotiations, commitments and representations in respect thereof among them.

Section 13.9

Certain Rules of Construction.  All Article or Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principals; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) "herein" "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) all references to "clauses", "Sections" or "Articles" refer to clauses, Sections or Articles of this Agreement; and (viii) and any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

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Section 13.10

 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 13.11  Business Day.  As used in this Agreement, "business day" means any day other than a Saturday or Sunday, or any other day on which banking institutions in the States of Illinois are authorized or obligated by law or executive order to close.  If the time period for the performance of any act called for under this Agreement expires on a day other than a business day, then the act in question may be performed on the next succeeding business day.

Section 13.12

 Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ARTICLE 14.  DISPUTE RESOLUTION

Section 14.1

Good Faith Negotiation.  The Members agree to negotiate in good faith in an effort to resolve any dispute, claim or controversy arising from or related to this Agreement (inclusive of any Deadlock, as defined below, a "Dispute").  If the Dispute cannot be resolved by negotiation within ten (10) business days of the first Member's request to the other Members for such negotiation, then the Dispute shall be submitted to mediation before the parties resort to arbitration or litigation.

Section 14.2.

Mediation.  If mediation is required to settle a Dispute pursuant to Section 14.1, then any Member may initiate same upon notice to the other Members after negotiation pursuant to Section 14.1 has failed.  The mediation shall be conducted by a mutually acceptable mediator and shall be conducted in a mutually acceptable location in Atlanta, Georgia.  If the Members cannot agree upon a mutually acceptable mediator, each Member shall designate a mediator and such mediators shall select a third mediator to serve as the mediator for resolution of the Dispute.  The mediation shall be held within five (5) business days of the delivery of notice to the Members demanding same.  In the event mediation does not result in the resolution of the Dispute within fifteen (15) business days of the initial mediation session, then any Member may demand that the Dispute be submitted to binding arbitration in accordance with and to the extent provided by Section 14.3.  The Members shall share equally the costs and expenses of the mediator.

Section 14.3.

Other Actions or Proceedings.  In the unlikely event that mediation fails to resolve a Dispute, then any Member may seek to initiate such action or proceeding as such Member deems appropriate in order to resolve such Dispute, but no Member shall be required to participate in any arbitration proceeding without such party's consent.  Notwithstanding the foregoing, if the Dispute arises from the Managers' inability to reach a unanimous decision, or the Members' inability to reach a unanimous vote, on any matter for which a unanimous vote or decision is required by this Agreement (any such particular Dispute being hereinafter called a "Deadlock"), and if the Deadlock is not resolved by mediation in accordance with the provisions of Section 14.2 above, then in such case such Deadlock shall be

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settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitration hearing and all proceedings in connection therewith shall take place in Atlanta, Georgia, or such other location that is mutually acceptable to the Members, and the arbitration hearing shall be commenced within thirty (30) days of the filing of a demand for arbitration by either Member, with the award rendered within thirty (30) days of the conclusion of such hearing.  The Members, for themselves and the Managers, hereby expressly agree the provisions of this Section 14.3 regarding a Deadlock constitute a valid agreement to arbitrate.  The Members and Managers hereby acknowledge that by agreeing to binding arbitration as provided herein they have irrevocably waived any right they may have to jury trial with regard to a Deadlock.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Members have caused this Agreement to be duly executed by their respective and duly authorized representatives on the Execution Date, to be effective as of the Effective Date.

INLAND MEMBER:

Inland Diversified Temple Terrace Member, L.L.C.

By:      Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By:  /s/ Barry L. Lazarus

Its:

President

VLASS MEMBER:

Vlass Temple Terrace, LLC

By: /s/ Michael B. Vlass

Michael B. Vlass

Manager

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EXHIBITS

Exhibit "A"

-

Area A - Phase I Land Legal Description

Exhibit "B"

-

Site Plan (Area A - Phase I Land)

Exhibit "C"

-

Development Budget

Exhibit "D"

-

Temple Terrace Proforma and Funding Computation

Exhibit "E"

-

Property Management Agreement

Exhibit "F"

-

[Intentionally Omitted]

Exhibit "G"

-

[Intentionally Omitted]

Exhibit "H"

-

Leasing Agreement

Exhibit "I"

-

City Letter Form

Exhibit "J"

-

Lease Criteria

Exhibit "K"

-

Vlass Membership Interest Assignment

Exhibit "L"

-

List of Material Documents

Exhibit "M"

-

Modifications to Material Documents

Exhibit "N"

-

Project Rights and Burdens

Exhibit "O"

-

Special Warranty Deed Form

Exhibit "P"

-

General Assignment Agreement Form

Exhibit "Q"

-

Assignment of Leases Agreement Form

* * *

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Exhibit "A"

Area A - Phase I Land Legal Description

LEGAL DESCRIPTION: PROPOSED PHASE 1 PARCEL:

A PARCEL OF LAND LYING IN SECTION 22, TOWNSHIP 28 SOUTH, RANGE 19 EAST,

HILLSBOROUGH COUNTY, FLORIDA. SAID PARCEL BEING THOSE PORTIONS OF

TRACTS A-1, A-2, B-1, D-1, H AND ADDITIONAL CITY PARCEL, ALL AS DESCRIBED

IN THAT CERTAIN QUIT CLAIM DEED RECORDED IN OFFICIAL RECORDS BOOK

19336, PAGE 1616, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, LYING

WITHIN THE FOLLOWING METES AND BOUNDS DESCRIPTION:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHEAST ¼ OF SECTION

22, TOWNSHIP 28 SOUTH, RANGE 19 EAST, HILLSBOROUGH COUNTY, FLORIDA;

THENCE ALONG THE WEST BOUNDARY OF SAID SOUTHEAST ¼, SOUTH 00°06’43”

WEST, 238.17 FEET; THENCE DEPARTING SAID WEST BOUNDARY, SOUTH 89°53’17”

EAST, 44.71 FEET TO A POINT ON THE EASTERLY RIGHT OF WAY LINE OF STATE

ROAD S-583 (56TH STREET); THENCE ALONG SAID EASTERLY RIGHT OF WAY LINE,

SOUTH 00°10’20” WEST, 704.46 FEET TO THE POINT OF BEGINNING OF THE HEREIN

DESCRIBED PARCEL; THENCE DEPARTING SAID EASTERLY RIGHT OF WAY LINE,

SOUTH 89°49’40” EAST, 589.22 FEET TO A POINT ON THE EASTERLY RIGHT OF WAY

LINE OF THE CLOSED COMMONWEALTH AVENUE (BROADWAY ON PLAT), AS

SHOWN ON MAP OF TEMPLE TERRACE ESTATES, AS RECORDED IN PLAT BOOK 17,

PAGE 22, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA;

THENCE ALONG SAID EASTERLY RIGHT OF WAY LINE, AND THE SOUTHERLY

EXTENSION THEREOF, SOUTH 00°12’09” WEST, 283.56 FEET; THENCE SOUTH

89°04’57” EAST, 67.07 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF

SPRINGDALE AVENUE; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE,

SOUTH 02°50’45” EAST, 109.21 FEET TO A POINT ON A TANGENT CIRCULAR CURVE,

CONCAVE WESTERLY; THENCE 122.64 FEET ALONG THE ARC OF SAID CURVE TO

THE RIGHT, HAVING A RADIUS OF 700.00 FEET, A CENTRAL ANGLE OF 10°02’17”, A

CHORD WHICH BEARS SOUTH 02°10’22” WEST, A CHORD DISTANCE OF 122.48 FEET

TO A POINT OF TANGENCY; THENCE SOUTH 07°11’31” WEST, 63.86 FEET TO A

POINT ON THE EASTERLY EXTENSION OF THE NORTHERLY RIGHT OF WAY LINE

OF CHICAGO AVENUE, AS SHOWN ON SAID MAP OF TEMPLE TERRACE ESTATES;

THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE, AND ALONG THE

EASTERLY EXTENSION OF SAID NORTHERLY RIGHT OF WAY LINE, AND SAID

NORTHERLY RIGHT OF WAY LINE, NORTH 89°46’14” WEST, 649.80 FEET TO A POINT

ON THE AFORESAID EASTERLY RIGHT OF WAY LINE OF STATE ROAD S-583;

THENCE DEPARTING SAID NORTHERLY RIGHT OF WAY LINE, AND ALONG SAID

EASTERLY RIGHT OF WAY LINE, NORTH 00°10’20” EAST, 578.63 FEET TO THE POINT

OF BEGINNING.

SAID PARCEL CONTAINS 8.30 ACRES, MORE OR LESS.

125165.4

Exhibit "B"

Site Plan (Area A - Phase I Land)

125165.4

Exhibit "C"

Development Budget

125165.4

Exhibit "D"

Temple Terrace Proforma and Funding Computation

125165.4

Exhibit "E"

Property Management Agreement

125165.4

EXHIBIT "E"

Property Management Agreement

THIS REAL ESTATE MANAGEMENT AGREEMENT (this “Agreement”), dated as of [__________] [__], 20[__], is entered into by and between INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (“Owner”), and INLAND DIVERSIFIED REAL ESTATE SERVICES, L.L.C., a Delaware limited liability company (the “Manager”).

WHEREAS, Owner desire to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, Owner and the Owner’s Representative (as defined below), all as provided herein; and

WHEREAS, the Manager is willing to undertake to render these services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Exclusive Management.  Owner hereby engages Manager exclusively (subject to Section 4 below), to perform the services described herein for the property legally described on Exhibit A attached hereto and made a part hereof (the “Premises”), upon the terms and conditions hereinafter set forth herein and Manager accepts such exclusive engagement.

2.

Term and Termination.

a.

Term.  The term of this Agreement shall begin on [__________] [__], 20[__] and end on December 31, 20[__] (the “Initial Term”).  Unless terminated as provided in Section 2(b) below, the term shall thereafter automatically renew for successive one-year periods (each, a “Renewal Term”), with the first such one-year renewal period commencing on January 1, 20[__], and ending on December 31, 20[__].

b.

Termination.

i.

Either party may terminate this Agreement if not less than sixty (60) days prior to the expiration of the Initial Term or the current Renewal Term, as applicable, it notifies the other party hereto in writing that it elects to terminate this Agreement, in which case this Agreement shall be terminated on the last day of the Initial Term or the current Renewal Term, if applicable.  Manager, between ninety (90) and sixty (60) days prior to the expiration of the Initial Term and each Renewal Term, shall notify Owner, of Owner’s right to cancel this Agreement pursuant to this Section 2(b)(i).

ii.

Additionally, at any time, the Owner may terminate this Agreement, without cause or penalty, upon unanimous vote of the members of Owner and by providing no less than sixty (60) days written notice to Manager.

iii.

At the sole option of the Owner, this Agreement shall be terminated immediately upon written notice of termination from the Owner to the Manager if any of the following events occurs:

1.

the Manager violates any provision of this Agreement and fails to cure such violation on or before thirty (30) days after receipt of notice of such violation from Owner;

2.

a court of competent jurisdiction enters a decree or order for relief in respect of the Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Manager or for any substantial part of its property or orders the winding up or liquidation of the Manager’s affairs; or

3.

the Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due.

4.

The Manager agrees that if any of the events specified in subsections (B) and (C) of this Section 2(b)(iii) occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of the event.

3.

Manager Duties.  Owner hereby gives Manager the exclusive authority and power, as agent for Owner, to provide the services listed in this Section 3 and elsewhere in this Agreement and Owner agrees to reimburse Manager, and its affiliates for all expenses reasonably paid or incurred in connection therewith.  For the avoidance of doubt, unless otherwise indicated in this Agreement that such expenses are to be borne by Manager, all expenses related to the duties performed by Manager herein with respect to the Premises shall be the responsibility of the Owner and reimbursed to Manager if initially paid for by Manager.  Manager shall be entitled at all times to manage the Premises in accordance with Manager’s standard operating policies and procedures all in accordance with the budget approved by Owner, except to the extent that any

125165.4

specific provisions contained herein are to the contrary, in which case Manager shall manage the Premises consistent with the specific provisions of this Agreement.

a.

Collection of Gross Income.

i.

Manager shall collect all rents and assessments and other monies due Owner related to the Premises (all such items being referred to herein as “Gross Income”).  Manager shall give Owner receipts therefor and deposit all such Gross Income collected hereunder in Manager’s custodial account established for the Premises using Owner approved software which Manager will open and maintain, in a state or national bank of Manager’s choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises  Owner agrees that Manager shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in the custodial account. Manager may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of Owner and Owner upon request, shall furnish Manager’s depository with an appropriate authorization for Manager to make the endorsement.

ii.

When applicable, Manager shall collect and bill for security deposits or assessments and other items, including but not limited to calculating, preparing and mailing all invoices for tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income as stipulated in the leases.  At the request of Owner, Manager will administer, and create if necessary, a bill-back program for tenant utility consumption unless prohibited by local law.

b.

Payment of Expenses.  From the custodial account described above, Manager shall pay all expenses of Owner with respect to the Premises from the Gross Income collected in accordance with Section 3(a)(i) hereof.  In the event that expenses paid pursuant to this Section 3(b) exceed Gross Income for any monthly period, Manager shall notify Owner of same. Owner shall pay the excess amount immediately upon request from Manager.  Nothing herein contained shall obligate Manager to advance its own funds on behalf of Owner.

c.

Annual Budgets.  Manager shall prepare an annualized budget for the operation of the Premises and submit the same to Owner for approval (the “Annualized Budget”).  Manager will use its commercially reasonable efforts to operate the Premises pursuant to the Annualized Budget; provided, however, Manager shall have no liability to Owner for failure to meet such Annualized Budget.  The Annualized Budget shall include a comparison back to the original underwriting performed at the time of Owner’s acquisition of the Premises and prior year performance.  The first Annualized Budget has been prepared and approved for the year commencing [__________], [__] 20[__] and ending on December 31, 20[__].  Notwithstanding the period covered by the first Annualized Budget, all subsequent Annualized Budgets shall cover the period from January 1st of each year through December 31st of the same year. The proposed Annualized Budget for each calendar year shall be submitted by Manager to Owner by December 1st of the year preceding the year for which it applies, and Owner shall notify Manager within fifteen (15) days of receipt of such Annualized Budget as to whether Owner has or has not approved the proposed Annualized Budget. If Owner does not approve the proposed Annualized Budget, Owner shall notify Manager of the specifics of such disapproval within such fifteen (15) day period and Manager shall make the necessary amendments to the Annualized Budget. During the time Manager is preparing these amendments, Manager will continue to operate the Premises according to the last approved Annualized Budget. Owner’s approval of the Annualized Budget shall constitute approval for Manager to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of Owner under any other expenditure limitations as set forth elsewhere in this Agreement.

d.

Non-Budgeted Expenses over $10,000.  Manager shall secure the approval of, and execution of appropriate agreements by, Owner for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of Ten Thousand Dollars ($10,000.00) for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to Owner that the agreed amount is lower than industry standard pricing, from responsible contractors. Manager shall have the right from time to time during the term hereof, to contract with and make purchases from its affiliates and third party agents; provided that contract rates and prices are competitive with other available sources. Manager, at any time, and from time to time, may request and receive the prior written authorization of Owner for any one or more purchases or other expenditures, notwithstanding that Manager may otherwise be authorized hereunder to make such purchases or expenditures.

e.

Third-Party Agreements.  Owner hereby appoints Manager as Owner’s authorized agent for the purpose of executing, as agent for Owner, any agreements with third-parties necessary for operation of the Premises.  For example, and not in limitation of the foregoing, Manager shall negotiate and enter into contracts for services and items in the Annualized Budget relating to the Premises.  Notwithstanding the foregoing, any contract involving expenditures in excess of $___________________ shall require the prior unanimous approval of the Members of Owner prior to execution by Manager.

f.

Manager Employees.  Manager shall hire, supervise, discharge and pay salary and benefit expenses for all employees of Manager determined necessary to perform Manager’s duties described in this Agreement including, but not limited to managers, assistant managers, leasing consultants, engineers, janitors and maintenance supervisors.  All expenses of such employment, including but not limited to, wages, salaries, insurance, benefits, employment related taxes, overhead and other governmental charges, shall be deemed

125165.4

operational expenses of the Premises (prorated, as applicable, if the services of such employee are provided to more than one project) and Owner shall reimburse Manager for such expenses which may be charged to Owner on a per square foot or per unit basis, as applicable.  Notwithstanding the foregoing, salaries and benefits of Manager’s employees who also serve as an executive officer of the Manager or any affiliate of Manager shall not be reimbursed by the Owner.  The number and classification of employees serving the Premises shall be as determined by Manager to be appropriate for the proper operation of the Premises; provided that Owner may request changes in the number or classification of employees, and Manager shall make all requested changes unless in its judgment the resulting level of operation or maintenance of the Premises will be inadequate. [Manager shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that Manager shall not assume or otherwise become a party to any collective bargaining contract for any purpose whatsoever and all personnel subject to a collective bargaining contract shall be considered the employees of the Owner and not Manager (delete bracketed text if not applicable to Premises)].

g.

Insured Losses.

i.

Manager shall be responsible for taking all steps necessary to file any claim for insured losses or damages; provided that Manager will not make any adjustments or settlements in excess of $50,000.00 without Owner’s prior written consent.

ii.

Manager shall coordinate with the appropriate insurance company or companies, if applicable, to process claims.

iii.

Manager shall administer compliance of insurance provisions of tenant leases for all vendors and commercial tenants, including confirming insurance requirements for any special events at the Premises and obtaining certificates of insurance.

iv.

At the request of Owner, Manager shall assist Owner’s insurance consultants with any necessary insurance matters.

v.

Manager shall attend Owner’s Representative’s (as defined herein) meetings regarding loss control and claims.

h.

Monthly Remittance.  Manager shall remit to Owner the excess of Gross Income over expenses paid pursuant to Section 3(b) hereof (“Net Proceeds”) for each month as directed by Owner at the address as stated in Section 7 hereof.

i.

Reporting.  Upon the request of Owner, Manager shall render reports for the Premises.  Such reports may include specific and detailed line item information for budget comparison, expense detail, payables and receivables information, leasing progress, marketing information, peer comparison and all other measurements of the key performance indications of the Premises.

j.

Litigation.  Manager shall institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof, to sue for in the name of Owner of the Premises and recover rent and other sums due; and to settle, compromise and release such actions or suits, or reinstate such tenancies; provided, however, if the tenancy subject to such proceedings is of a term greater than fourteen (14) months, Manager shall obtain Owner’s consent prior to instituting any such proceedings.  Manager and Owner shall concur on the selection of the attorney to handle any litigation.

k.

Replacements and Repairs.  Pursuant to the Annualized Budget and when applicable, Manager shall make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition, in all material respects, and for the operating efficiency thereof.  Manager shall also perform all alterations required to comply with any lease requirements, work with municipalities to comply with any code or lender requirements, attend lender inspections and assist with the lender reserve requirement processes.

l.

[INTENTIONALLY OMITTED]

m.

Operations.

i.

Manager shall oversee capital expenditure execution and projection.

ii.

Manager shall oversee construction management of all new tenant build-outs and provide assistance with out-parcel development.

iii.

As requested by Owner and if available for the Premises, Manager shall obtain and administer bulk purchasing and cost efficiency programs for utilities.

iv.

Manager shall monitor the environmental needs of the Premises including, but not limited to, the administration of operation and maintenance programs.  If applicable, Manager shall supervise any remediation projects.

v.

Manager shall review and approve architectural plans for space and signage on the Premises.

vi.

Manager shall create preventative maintenance programs for the Premises and oversee crisis management for flood, fire, and hurricanes, etc.

n.

[INTENTIONALLY OMITTED]

o.

Real Estate Consultative Services.

125165.4

i.

Upon request of Owner, Manager shall explore strategic alternatives for the Premises.  In addition, Manager shall use a budget and forecasting tool, e.g., Cougar software, to assist in continuous review of Premises performance.

ii.

Manager shall attend committee meetings at the request of Owner.

iii.

Manager shall provide oversight and management of disposition of the Premises if requested by Owner.

iv.

At the request of Owner, Manager shall perform additional tasks such as evaluating best use; taking calls for offers to purchase the Premises, determining potential out-parcel development, and reviewing additional GLA capabilities.

v.

Manager shall assist Owner’s Representative in analyzing the Premises for potential asset impairment issues.

vi.

If applicable, Manager shall work with Owner’s Representative on CAM payment best-practice compliance and review of business intelligence and information management systems.

p.

Electronic Document Management.  Manager shall organize all documents related to the Premises, including, but not limited to leases, contracts, invoices checks and receipts, in an electronic format with constant real time information for Owner’s access.

q.

Internal Controls/Sarbanes-Oxley Compliance.  If requested by Owner, Manager shall:

i.

Dedicate full-time employees to monitor and review all incoming invoices, leases, and other control points and procedures dictated by Owner’s auditing firm according to Owner’s internal control matrix (the “Internal Control Matrix”) as updated from time to time by Owner.

ii.

Attend bi-weekly meeting with Owner’s Representative to review Internal Control Matrix.

iii.

Coordinate audits of leases.

iv.

Travel to satellite offices to insure internal control compliance and perform random spot checking.

v.

Adhere to all policies stated in Internal Control Matrix.

r.

Tenant Credit Monitoring.  Where applicable, Manager shall:

i.

Continuously monitor retailers of the Premises that are distressed, weak, or bankrupt and calculate Z-scores and Frisk scores for all distressed tenants (which evaluate a publicly-traded company’s credit and anticipates bankruptcy).

ii.

Monitor gross sales of retail tenants.

iii.

Perform tenant surveys to foster tenant retention and identify problems.

iv.

Dedicate staff to pursue difficult collection accounts, monitor bankruptcies and resolve material disputes.

s.

Post-Closing and New Building/Tenant Set-Up Duties.  Manager shall coordinate any existing post-closing items including, but not limited to, the transfer of all utilities from the previous owner of the Premises, CAM reconciliations and prorations, if applicable, and bringing tenants into Owner’s software system.  In addition, Manager shall send tenants welcoming letters which include, the direction to pay all future rents to Manager, wiring instructions, a form W-9, notification from the previous owner about the sale, a letter of introduction to property management and lease assignment and related documents, as requested.

4.

SubManager.  Notwithstanding anything to the contrary contained in this Agreement, Owner acknowledges and agrees that any of the duties of Manager as contained herein may be delegated by Manager and performed by an affiliate or third-party agent (a “SubManager”) with whom Manager contracts for the purpose of performing such duties. Owner specifically grants Manager the authority to enter into management agreements with any SubManager; provided that Owner shall have no liability or responsibility to any SubManager for the payment of the SubManager’s fee or for reimbursement to the SubManager of its expenses or to indemnify the SubManager in any manner for any matter; and provided further that Manager shall require such Sub-Manager, in the written agreement setting forth the duties and obligations of such SubManager, to indemnify Owner for all loss, liability, damage or claims incurred by Owner as a result of the delegation of duties by Manager to SubManager. Owner further acknowledges and agrees that Manager may assign this Agreement and all of Manager’s rights and obligations hereunder, to another management entity that is then managing other property for Owner or either of its Members (“Successor Manager”); provided that no such assignment (nor any other assignment of this Agreement by Manager) may be made without the unanimous written consent of the Members of Owner.

5.

Manager’s Liability/Indemnification. The Owner shall indemnify the Manager and its officers, directors, employees and agents (individually an “Indemnitee”, collectively the “Indemnitees”) respecting their actions pursuant to this Agreement so long as: the Owner has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Owner; the Indemnitee was acting on behalf of, or performing services for, the Owner; the liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and any amounts payable to the Indemnitee are paid only out of Owner's net assets and not from any personal assets of any member of Owner. The Owner shall not indemnify any Indemnitee for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) by any Indemnitee seeking indemnity unless one or more of the following conditions are met: there has been a successful adjudication for the Indemnitee on the merits of each count involving alleged Securities Claims as to such Indemnitee; the Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or a court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Owner were offered and sold with respect to the availability or propriety of indemnification for Securities Claims. The Owner shall advance amounts to Indemnitees entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Owner;

125165.4

the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and the Indemnitee receiving the advances undertakes to repay any monies advanced by the Owner, together with the applicable legal rate of interest thereon, in any case(s) in which a court of competent jurisdiction finds that the party is not entitled to be indemnified.

6.

Management Fee.  Owner agrees to pay Manager, monthly, a management fee hereunder for the services provided by Manager hereunder performed directly or through its affiliates, agents or Sub-Managers, in an amount equal to Three and One-Half Percent (3.5%) of the Gross Income for the month in which the management fee is paid (the “Management Fee”), which shall be deducted monthly by Manager and retained by Manager from Gross Income prior to payment to Owner of Net Proceeds; provided, however, Owner shall authorize the payment and amount of the monthly fee to Manager prior to the remittance of Net Proceeds to Owner.  Owner acknowledges and agrees that Manager shall be solely responsible for any payment due to, and may pay or assign all or any portion of its Management Fee to, a SubManager as described in Section 4 hereof.

7.

Intentionally Omitted.

8.

No Structural Alterations.  Owner expressly withholds from Manager any power or authority to make any structural changes in any building on the Premises or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to Owner, other than expenses related to exercising the express powers above vested in Manager without the prior written direction of both members of Owner, except that Manager shall make all emergency repairs as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises.

9.

Notice of Non-Compliance with Laws.  Manager shall be responsible for notifying Owner in the event that Manager receives notice that any building on the Premises or any equipment therein does not comply with the material requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. Manager shall promptly forward to Owner any material complaints, warnings, notices or summonses received by Manager relating to these matters.

10.

Payment of Fees and Actions upon Termination.

a.

The Manager shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Upon termination of this Agreement, the Manager shall:

i.

pay over to Owner all monies collected and held for the account of Owner pursuant to this Agreement, after deducting any accrued compensation and reimbursement for expenses to which the Manager is entitled;

ii.

deliver to Owner a full accounting, including a statement showing all payments collected by the Manager and a statement of all money held by the Manager, covering the period following the date of the last accounting furnished to Owner;

iii.

deliver to Owner all property and documents of Owner then in the custody of the Manager; and

iv.

cooperate with Owner and take all reasonable steps requested by Owner to assist it in making an orderly transition of the functions performed by the Manager.

b.

Upon termination, Owner shall specifically assume in writing all obligations under any third-party agreements entered into by Manager pursuant to Section 3(e) on behalf of Owner.

11.

Survival.  All provisions of this Agreement that require Owner to have insured, or to protect, defend, save, hold and indemnify Indemnified Parties or to compensate or reimburse Manager shall survive any expiration or termination of this Agreement as to matters that have occurred or accrued prior to termination of this Agreement, and if Manager is or becomes involved in any claim, proceeding or litigation by reason of having been Manager of Owner, such provisions shall apply as if this Agreement were still in effect.

12.

Insurance.  Owner agrees that Manager shall be listed as an additional insured on all insurance policies related to the Premises.  Owner hereby authorizes Manager to take all steps necessary to cause Manager to be named as an additional insured including, but not limited to, obtaining evidence of such additional insured status from Inland Insurance and Risk Management Services, Inc.

13.

Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

a.

when delivered personally or by commercial messenger;

b.

one (1) business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; or

c.

when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

125165.4

If to Owner, to:

Inland Diversified Business Manager & Advisor, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attention:

Mr. Barry Lazarus President

Telephone:

(630) 218-8000

Facsimile:

(630) 218-4929

With a copy to:

Vlass Temple Terrace, LLC

Meridian Buckhead

3334 Peachtree Road

Suite 1703

Atlanta, Georgia 30326

Attention: Michael B. Vlass

If to Manager, to:	INLAND DIVERSIFIED REAL ESTATE SERVICES, LLC 2901 Butterfield Road Oak Brook, IL 60523 Attention: Ms. JoAnn Armenta Telephone: (630) 218-8000 Facsimile: (630) 218-2518

A party’s address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

14.

Miscellaneous.

a.

Nothing contained herein shall be construed as creating any rights in persons or entities who are not the parties to this Agreement.  Manager and Owner shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manager to Owner under this Agreement is that of an independent contractor.

b.

If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.  This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to conflicts of law principles.

c.

This Agreement shall be binding upon the successors and assigns of Manager (but subject to the limitations on assignment herein set forth) and the successors and assigns of Owner.  This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement may be modified solely by a written agreement executed by both parties hereto.

d.

If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party’s court costs and reasonable attorneys’ fees (including costs on appeal) incurred in the enforcement of any provision of this Agreement.

e.

Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

f.

All exhibits attached to this Agreement are hereby incorporated by reference.

WHEREFORE, the undersigned have executed this Agreement by their duly authorized officers or representatives as of the date first above written.

MANAGER:	OWNER:
INLAND DIVERSIFIED REAL ESTATE SERVICES, L.L.C., a Delaware limited liability company By: _______________________________________________ Name: Title:	INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company By: _______________________________________________ Name: Title:

125165.4

125165.4

EXHIBIT "H”

Leasing Agreement

Vlass Member, as the Responsible Member for Leasing, is hereby appointed the Company's exclusive agent to procure tenants to lease and occupy all of the Area A – Phase I Property pursuant to written leases approved unanimously by Vlass Member and Inland Member.  Vlass Member accepts the appointment as the Company's agent to procure tenants to lease the Area A – Phase I Property in a faithful and diligent manner and in accordance with sound, reasonable and prudent leasing practices.  Vlass Member shall deal at arm’s length with all third parties and shall serve Owner’s interests at all times; provided, however, that neither Vlass Member nor any of its principals shall be required to devote itself solely to the leasing of the Property.  The foregoing appointment is and shall be for a term commencing on the date of execution of this Agreement and continuing until closing of the Membership Interest Buyout under Section 8.4.

Vlass Member shall insure that it is appropriately licensed throughout the duration of its tenure as Responsible Member for Leasing.

In performance of its obligations regarding leasing, Vlass Member shall be responsible to comply with all applicable laws and to appropriately advertise and market the Area A – Phase I Property, using signs, brochures and communication of other non-confidential marketing information as determined necessary or appropriate by Vlass Member.

Vlass Member shall receive no commissions for its work as Responsible Member for Leasing, but the Company shall be responsible to pay any co-brokers involved in any lease transaction respecting the Area A – Phase I Property.  Any expenses incurred by Vlass Member in performing its duties with respect to leasing shall be reimbursed to Vlass Member by the Company as a Project Cost.

Vlass Member may not assign its duties respecting leasing of the Area A – Phase I Property without the unanimous approval of both Members.

Neither Member shall be responsible to the other Member for consequential damages in connection with any dispute regarding Vlass Member's performance of its duties with respect to leasing.

125165.4

Exhibit “J”

Lease Criteria

In performing its obligations as Responsible Member for Leasing, Vlass Member will endeavor in good faith to negotiate Project Leases generally consistent with the following criteria.  Vlass Member is not precluded from negotiating or presenting proposals for a Project Lease inconsistent with one or more of such criteria, but the parties agree (without limiting approval rights of the Company with regard to Project Leases generally) that any deviation from such criteria shall require unanimous approval by both Members.

1.

The proposed use shall be a use typically found in retail centers of this type.

2.

The proposed use does not violate any exclusives existing in any other tenant’s lease or covenants existing in any other documents of record.

3.

The lease is for an original term of not less than 5 years, nor more than 10 years.

4.

No concessions shall be provided to the tenant which would be at a Member’s expense.

5.

All leases shall be prepared substantially in accordance with the small shop tenant lease form approved by the Members subject to commercially reasonable variances and prevailing market parameters.

6.

The proposed tenant has successful retail and/or business operating experience including, but not limited to, three years in the type of business to be operated at the leased premises.  In the absence of three years experience, the prospective tenant must be an approved franchisee of a recognized franchisor.

7.

The proposed non-national tenant and/or lease guarantor has an aggregate net worth of at least five years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises.

8.

Said leases shall average at least 3% increases per year over the primary term of the lease.

9.

The tenant’s lease will not include rent reductions or early termination clauses of any kind.

10.

In addition to tenant’s base rent, the leases will include 100% reimbursement for taxes, insurance and common area maintenance, including the greater of a 15% administrative charge for CAM or a 4-1/2% management fee.

11.

A Member shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor. Also, a Member agrees to respond to Manager deliveries of tenant/guarantor credit information within 5 business days after its receipt by a Member, otherwise said tenant/guarantor credit worthiness shall be deemed approved by a Member.

12.

The lease renewals, if any, will not be less than the primary term amounts without tenant improvements, free rent, or leasing commissions paid for by the Company.

125165.4

13.

Tenant improvement allowances shall be at market rates, not to exceed $15.00-$30.00 per square foot of leased premises space.

14.

No proposed tenant shall be under common ownership and/or control of any Member

125165.4

Exhibit “K”

Vlass Membership Interest Assignment

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (the “Assignment”), dated as of _____________, 20__, between ____________________________, a _________________ having an office at ___________________ (“Assignor”), and ________________________, a _______________ having an office at ___________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a member of [_______________], a Delaware limited liability company (the “Company”) formed pursuant to that certain (a) Certificate of Formation of [__________________], dated [_________], 200__, and filed in the Office of the Secretary of State of the State of Delaware on [___________], 200__, and (b) Limited Liability Company Operating Agreement dated as of [_______], 2010 (the “Operating Agreement”); and

WHEREAS, Assignor currently owns certain membership interests in the Company (the “Interest”); and

WHEREAS, Assignor wishes to assign the Interest to Assignee, and Assignee desires to accept the assignment of the Interest;

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignee and Assignor, the parties hereto hereby agree as follows:

1.

Assignor hereby assigns, sells, transfers and conveys to Assignee its entire Interest, including, without limitation, all of Assignor’s right, title and interest in and to all profits, losses, distributions and capital of the Company (exclusive of distributions to Assignor being made in connection with this Assignment) and any and all other rights of Assignor under the Operating Agreement or otherwise as a member of the Company in connection with the assets of the Company.

2.

Assignor hereby withdraws from the Company as a member of the Company.  From and after the date hereof, Assignor shall have no further right, title or interest in the Company or any of the assets thereof and shall have no further rights, liabilities or obligations under the Operating Agreement or otherwise in connection with the Company or the assets thereof.  Assignor hereby expresses its intention that Assignee shall become a substitute member in its place.

3.

Assignee hereby accepts the assignment hereunder and hereby agrees to be bound by each and every provision of the Operating Agreement in respect of the Interest from and after the date hereof and assumes all obligations under the Operating Agreement in respect of the Interest accruing from and after the date hereof.

4.

By their execution and delivery of this Assignment where indicated below, the Company hereby consents to the assignment of the Interest, the withdrawal of Assignor as a member of the Company and the admission of Assignee as a member of the Company.

5.

Each party hereby agrees to execute such further documents as may be required or desirable by the other party in order to effectuate or evidence the assignment set forth herein, the withdrawal of Assignor from the Company and the admission of Assignee as a member of the Company, including, without limitation, an amendment to the Operating Agreement.

6.

This Assignment may be executed in several counterparts, each of which shall for all purposes constitute but one agreement, binding on each party hereto.

7.

This Assignment shall be construed and enforced in accordance with the laws of the State of ___________.

17.

125165.12

Assignor:

Assignee:

125165.11

Exhibit “O”

Special Warranty Deed Form

[NOTE:  TO BE REVISED TO CONFORM WITH FLORIDA LAW REQUIREMENTS, AS NEEDED]

RECORDING REQUESTED BY

SEND TAX NOTICES TO:

AND WHEN RECORDED MAIL TO:

STATE OF FLORIDA

)

COUNTY OF HILLSBOROUGH

)

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the sum of TEN DOLLARS ($10.00) in hand paid to VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company (the "Grantor"), whose address is c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia 30326, by INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Grantee"), whose address is c/o 2901 Butterfield Road, Oak Brook, Illinois  60523, the receipt whereof is hereby acknowledged, the Grantor has granted, bargained, sold, and conveyed, and by these presents does hereby grant, bargain, sell, and convey unto Grantee and its successors and assigns forever, all those pieces, parcels, or tracts of real estate more fully described in Exhibit A attached hereto (the "Real Estate"), together with all and singular rights, privileges, hereditaments, and appurtenances to the Real Estate belonging or in any wise incident or appertaining thereto (collectively, the "Premises").

The Premises are being conveyed subject to the lien of the current and subsequent years' taxes, and easements and other title exceptions set forth in Exhibit B attached hereto (the "Permitted Encumbrances").

TO HAVE AND TO HOLD all and singular the Premises before mentioned unto Grantee, its successors and assigns, forever.

Grantor hereby covenants and agrees that it will warrant and forever defend the right and title to the Premises unto the Grantee and its successors and assigns against the claims of Grantor and all others claiming by, through, or under Grantor, but not otherwise, subject, however to the Permitted Encumbrances.

IN WITNESS WHEREOF, the undersigned has caused this Deed to be properly executed on this the ____ day of _____, 2010.

GRANTOR:

By:

Print Name: Michael B. VlassIts:  Manager

125165.11

STATE OF ILLINOIS

)

) SS

COUNTY OF DUPAGE

)

I, the undersigned, a Notary Public, in and for the county and state aforesaid, DO HEREBY CERTIFY that Michael B. Vlass, personally known to me to be a Manager of Vlass Temple Terrace LLC, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that, as such Manager, he signed and delivered the said instrument pursuant to the authority given by the Members of the said company, as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ______ day of ___________, 2010.

_________________________________________

Notary Public

Name:

My Commission Expires:

(NOTARIAL SEAL)

This instrument was prepared by

125165.11

EXHIBIT A TO DEED
LEGAL DESCRIPTION

125165.11

EXHIBIT B TO DEED
PERMITTED EXCEPTIONS

125165.11

Exhibit “P”

General Assignment Form

GENERAL ASSIGNMENT

THIS

GENERAL ASSIGNMENT (the “Assignment”) is made and entered into this ____ day of ______________, 2010, by  VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company (the "Assignor"), whose address is c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia 30326, and INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Assignee"), whose address is c/o 2901 Butterfield Road, Oak Brook, Illinois  60523.

R E C I T A L S:

A.

Assignor and Inland Diversified Temple Terrace Member L.L.C., a Delaware limited liability company, have formed Assignee and, in connection therewith, entered into that Operating Agreement dated as of _____________, 2010 (the “Agreement”), pursuant to which Assignor conveyed to Assignee certain property, together with the improvements thereon (collectively, the “Property”), located in Temple Terrace, Florida, and being legally described in Exhibit A attached hereto and made a part hereof.

B.

In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this general assignment assigning all of Assignor’s right, title and interest in and to the items identified below to Assignee.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows:

1.

Recitals; Defined Terms.  The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference.  Capitalized terms used in this Assignment and not defined herein but defined in the Agreement shall have the meanings given to such terms in the Agreement.

2.

Assignment by Assignor; Assumption by Assignee.  Assignor hereby transfers and assigns to Assignee, without warranty or representation of any kind, all right, title and interest of Assignor, if any, in and to all of the licenses, warranties, permits, intangible personal property and other items listed on Exhibit B attached hereto and made part hereof, to the extent assignable without cost to Assignor (collectively, the “Assigned Property”).  By acceptance of the Assigned Property and its execution below, Assignee hereby accepts the foregoing assignment and assumes all liabilities and obligations with respect to the Assigned Property arising and to be performed from and after the date hereof, and agrees to indemnify and hold harmless Assignor from and against any and all liability, obligation, loss, cost, demand, damages or expense suffered or incurred by Assignor as a result of Assignee's failure to perform with respect to any obligations assumed hereby. Notwithstanding the foregoing, Assignor shall remain liable for all liabilities and obligations with respect to the Assigned Property which arose and were to be performed before the date hereof, and agrees to indemnify and hold harmless Assignee from and against any and all liability, obligation, loss, cost, demand, damages or expense suffered or incurred by Assignee as a result of Assignor's failure to perform with respect to any such obligations.

3.

As-Is Conveyance.  Notwithstanding anything to the contrary contained in this Assignment, it is understood and agreed that the Assigned Property is being sold and conveyed hereunder “as is, where is and with all faults” without any express or implied representation or warranty by Assignor, whether as to the fitness for a particular purpose, merchantability, design, quantity, layout footage, physical condition, operation, compliance with specifications, absence of latent defects or compliance with laws and regulations (including, without limitation, those relating to zoning, health, safety and the environment) or otherwise with respect to the Assigned Property.

4.

Counterparts.  This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

5.

Dispute.  In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees (including fees on appeal) and costs.

125165.11

6.

Successors.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this General Assignment to be executed and delivered by their duly authorized representatives as of the day, month and year first above written.

Assignor

Assignee

VLASS TEMPLE TERRACE, LLC,

DIVERSIFIED/VLASS TEMPLE

a Georgia limited liability company

TERRACE JV, LLC,

a Delaware limited liability company

By:  ___________________________

       Michael B. Vlass, Manager

By:  Inland Diversified Temple Terrace

        Member L.L.C., a Delaware limited     liability company

By:   ___________________________

       Name:

       Its:

and

VLASS TEMPLE TERRACE, LLC,

a Georgia limited liability company

By:  ______________________________

       Michael B. Vlass, Manager

125165.11

EXHIBITS TO GENERAL ASSIGNMENT FORM

EXHIBIT A:  LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B:  LIST OF ASSIGNED PROPERTY

125165.11

Exhibit “Q”

Assignment of Leases Agreement Form

THIS ASSIGNMENT OF LEASES (“Assignment”), is made as of the ____ day of ____, 2010 (the "Effective Date"), by and between VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company (the "Assignor"), whose address is c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia 30326, and INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Assignee"), whose address is c/o 2901 Butterfield Road, Oak Brook, Illinois  60523.

W I T N E S S E T H:

A.

Assignor and Inland Diversified Temple Terrace Member L.L.C., a Delaware limited liability company, have formed Assignee and, in connection therewith, entered into that Operating Agreement dated as of _____________ 2010 (the “Agreement”), pursuant to which Assignor conveyed certain property, together with the improvements thereon (collectively, the “Property”), located in Temple Terrace, Florida, and being legally described in Exhibit “A” attached hereto and made a part hereof.; and

B.

The Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and that Assignee shall assume all of the obligations of Assignor under such leases from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Assignment.  Assignor hereby (a) assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under the space leases (“Leases”) with the tenants of the Property identified on Exhibit “B” attached hereto and incorporated herein by this reference, and (b) agrees to indemnify, defend and hold harmless Assignee, its affiliates, successors and assigns from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Leases, arising before the Effective Date, including (but not limited to) liabilities in connection with tenant reconciliations accruing prior to the Effective Date.  Without limitation, the foregoing assignment includes and transfers to Assignee any and all rights of Assignor in, and benefits to Assignor under, and security deposits, guaranties or other security posted with respect to such Leases.

2.

Assumption and Indemnity.  Assignee hereby (a) accepts the foregoing assignment and assumes all liabilities and obligations of Assignor under the Leases, and (b) agrees to indemnify, defend and hold harmless Assignor, its members, affiliates, successors and assigns from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Leases arising on or after the Effective Date, including (but not limited to) liabilities in connection with tenant reconciliations accruing or to be performed subsequent to the Effective Date, as well as liabilities and obligations respecting any security deposits or other security respecting the Leases transferred and assigned in accordance with the provisions hereof.

3.

Miscellaneous.  This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

4.

Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

5.

Counterparts.  This Assignment may be executed in multiple counterparts, each of which shall be an original and all of which counterparts taken together shall be and constitute one and the same agreement.

125165.11

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered by their duly authorized representatives as of the day, month and year first above written.

Assignor

Assignee

VLASS TEMPLE TERRACE, LLC,

DIVERSIFIED/VLASS TEMPLE

a Georgia limited liability company

TERRACE JV, LLC,

a Delaware limited liability company

By:  ___________________________

       Michael B. Vlass, Manager

By:  Inland Diversified Temple Terrace

        Member L.L.C., a Delaware limited     liability company

By:   ___________________________

       Name:

       Its:

and

VLASS TEMPLE TERRACE, LLC,

a Georgia limited liability company

By:  ______________________________

       Michael B. Vlass, Manager

125165.11

EXHIBITS TO ASSIGNMENT OF LEASES AGREEMENT

EXHIBIT A:  LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B:  LIST OF ASSIGNED

125165.11

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Company") is made and entered into on April 29, 2010 (the "Effective Date"), by and between INLAND DIVERSIFIED TEMPLE TERRACE MEMBER L.L.C., a Delaware limited liability company, having an address at c/o 2901 Butterfield Road, Oak Brook, Illinois  60523 ("Inland Member"); and VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company, having an address at c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia  ("Vlass Member").

R E C I T A L S :

A.

Inland Member and Vlass Member entered into that certain Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC ("Agreement") with an execution date of March 21, 2010, with respect to the redevelopment of certain property located in Temple Terrace, Florida which is referred to in the Agreement as “Area A - Phase I Property (“Property”) which Property is and more specifically described in the Agreement.

B.

Inland Member and Vlass Member now desire to amend the Agreement as below set forth.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inland Member and Vlass Member hereby agree as follows:

1.

Conditions Deadline. Section 12.1 of the Agreement is hereby amended so that the term “Conditions Deadline” shall be defined as May 21, 2010.

2.

Execution and Counterparts. Facsimile or E-Mail transmissions of executed copies of this Amendment to the respective offices of the parties to this Amendment and their respective counsel shall be deemed originals.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.

Ratification.  As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed by Inland Member and Vlass Member, to be effective as of the Effective Date.

INLAND MEMBER:

VLASS MEMBER:

Inland Diversified Temple Terrace Member, L.L.C.

Vlass Temple Terrace, LLC

By: Inland Diversified Real Estate Trust, Inc.,

       a Maryland corporation, its sole member

By:  /s/ Barry L. Lazarus

By:  /s/ Michael B. Vlass

Name: Barry Lazarus

Name: Michael B. Vlass

Its:  President

Its:  Manager

29.

125165.12

SECOND AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC

THIS SECOND AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Company") is made and entered into on May 21, 2010 (the "Effective Date"), by and between INLAND DIVERSIFIED TEMPLE TERRACE MEMBER L.L.C., a Delaware limited liability company, having an address at c/o 2901 Butterfield Road, Oak Brook, Illinois  60523 ("Inland Member"); and VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company, having an address at c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia  ("Vlass Member").

R E C I T A L S :

A.

Inland Member and Vlass Member entered into that certain Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC ("Original Agreement") with an execution date of March 21, 2010, with respect to the redevelopment of certain property located in Temple Terrace, Florida which is referred to in the Agreement as “Area A - Phase I Property (“Property”) which Property is and more specifically described in the Agreement.  The parties subsequently entered into that certain First Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated April 29, 2010 (“First Amendment”)(the Original Agreement and First Amendment hereinafter referred to as the “Agreement”).

B.

Inland Member and Vlass Member now desire to amend the Agreement as below set forth.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inland Member and Vlass Member hereby agree as follows:

1.

Conditions Deadline. Section 12.1 of the Agreement is hereby amended so that the term “Conditions Deadline” shall be defined as June 15, 2010.

2.

Execution and Counterparts. Facsimile or E-Mail transmissions of executed copies of this Amendment to the respective offices of the parties to this Amendment and their respective counsel shall be deemed originals.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.

Ratification.  As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed by Inland Member and Vlass Member, to be effective as of the Effective Date.

INLAND MEMBER:

VLASS MEMBER:

Inland Diversified Temple Terrace Member, L.L.C.

Vlass Temple Terrace, LLC

By: Inland Diversified Real Estate Trust, Inc.,

       a Maryland corporation, its sole member

By:  /s/ Barry L. Lazarus

By: /s/ Michael B. Vlass

Name: Barry Lazarus

Name: Michael B. Vlass

Its:  President

Its:  Manager

127387.1

THIRD AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC

THIS THIRD AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Company") is made and entered into on June 15, 2010 (the "Effective Date"), by and between INLAND DIVERSIFIED TEMPLE TERRACE MEMBER L.L.C., a Delaware limited liability company, having an address at c/o 2901 Butterfield Road, Oak Brook, Illinois  60523 ("Inland Member"); and VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company, having an address at c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia  ("Vlass Member").

R E C I T A L S :

A.

Inland Member and Vlass Member entered into that certain Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC ("Original Agreement") with an execution date of March 21, 2010, with respect to the redevelopment of certain property located in Temple Terrace, Florida which is referred to in the Agreement as “Area A - Phase I Property (“Property”) which Property is and more specifically described in the Agreement.  The parties subsequently entered into that certain First Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated April 29, 2010 (“First Amendment”) and that certain Second Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated May 21, 2010 (“Second Amendment”) (the Original Agreement, First Amendment and Second Amendment hereinafter referred to as the “Agreement”).

B.

Inland Member and Vlass Member now desire to amend the Agreement as below set forth.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inland Member and Vlass Member hereby agree as follows:

1.

Conditions Deadline. Section 12.1 of the Agreement is hereby amended so that the term “Conditions Deadline” shall be defined as July 1, 2010.

2.

Execution and Counterparts. Facsimile or E-Mail transmissions of executed copies of this Amendment to the respective offices of the parties to this Amendment and their respective counsel shall be deemed originals.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.

Ratification.  As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed by Inland Member and Vlass Member, to be effective as of the Effective Date.

INLAND MEMBER:

VLASS MEMBER:

Inland Diversified Temple Terrace Member, L.L.C.

Vlass Temple Terrace, LLC

By: Inland Diversified Real Estate Trust, Inc.,

       a Maryland corporation, its sole member

By: /s/ Barry L. Lazarus

By: /s/ Michael B. Vlass

Name: Barry Lazarus

Name: Michael B. Vlass

Its:  President

Its:  Manager

127387.1

FOURTH AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC

THIS FOURTH AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") OF INLAND DIVERSIFIED/VLASS TEMPLE TERRACE JV, LLC, a Delaware limited liability company (the "Company") is made and entered into on June 30, 2010 (the "Effective Date"), by and between INLAND DIVERSIFIED TEMPLE TERRACE MEMBER L.L.C., a Delaware limited liability company, having an address at c/o 2901 Butterfield Road, Oak Brook, Illinois 60523 ("Inland Member"); and VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company, having an address at c/o Meridian Buckhead, 3334 Peachtree Road, Suite 1703, Atlanta, Georgia ("Vlass Member").

RECITALS:

A.

Inland Member and Vlass Member entered into that certain Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC ("Original Agreement") with an execution date of March 21,2010, with respect to the redevelopment of certain property located in Temple Terrace, Florida which is referred to in the Agreement as "Area A - Phase I Property ("Property") which Property is and more specifically described in the Agreement. The parties subsequently entered into that certain First Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated April 29,2010 ("First Amendment") and that certain Second Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated May 21, 2010 ("Second Amendment") and that certain Third Amendment to Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, LLC dated June 15, 2010 ("Third Amendment") (the Original Agreement, First Amendment, Second Amendment and Third Amendment hereinafter referred to as the "Agreement").

B.

Inland Member and Vlass Member now desire to amend the Agreement as below set forth.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inland Member and Vlass Member hereby agree as follows:

1.

Developers Agreement Assignment Indemnification. The following is added to the end of Recital B of the Agreement:

"Notwithstanding the foregoing, Vlass Member shall indemnify the Company for all liabilities related to the Area A - Phase I Redevelopment Obligations which arose before the date such Area A - Phase I Redevelopment Obligations are assigned to the Company (except to the extent specifically intended to be assumed by or paid for by the Company in accordance with the terms of this Agreement) and the Company shall indemnify the Vlass Member for all liabilities related to the Area A - Phase I Redevelopment Obligations which arise after the date of such assignment."

2. Main Street Extension. The following is added to the end of Section 1.26 of the Agreement:

"Vlass Member shall simultaneously construct and complete the new "Main Street" for Area A of the Developer's Property within the Main Street Extension at the same time that it constructs and completes the corresponding portion of the Area A-Phase I Land also shown as "Main Street Area" on the Site Plan. In the event the Vlass Member fails to construct and complete the Main Street Extension and/or the "Main Street Area" in Area A-Phase I Land in accordance with the requirements set forth in the Developer's Agreement or this Agreement, then the Inland Member shall have the right to complete such work and the Inland Member shall be reimbursed for its costs incurred with respect thereto ("Main Street Reimbursement"). In the event Vlass Member fails to pay

Inland Member the Main Street Reimbursement within ten (10) days after a written request from Inland Member, then an amount equal to the Main Street Reimbursement shall be deducted from distributions owed to Vlass Member pursuant to Article 5, Section 8.4 and/or Section 10.3of this Agreement."

127921.32

2151462-1 10486.0003903

3.

Environmental Insurance. The following is added to the end of Section 4.1 (b)(iii):

"Vlass Member shall also be responsible for obtaining environmental insurance for the Area A -Phase I Property with a ten (10) year term with a $1,000,000 limit per incident/$ 1,000,000,000 policy aggregate limit with a deductible of no more than $ 100,000.00 ("Environmental Insurance"). The insurance policy shall name the Company, Vlass Member, and Inland Member as insured parties (with the option to add a lender if necessary). The Company shall pay for one half (1/2) of the cost of the Environmental Insurance and the Inland Member shall pay for one half (1/2) of the cost of the Environmental Insurance."

4.

Modifications to Master Developer's Agreement. The following is added to the end of Section 12.1(c) of the Agreement:

"Notwithstanding the foregoing, Vlass Member shall not further amend the Developer's Agreement without the prior written consent of the Inland Member, which consent shall not be unreasonably withheld, delayed or conditioned, and which shall be deemed given if Inland Member shall not have provided notice of disapproval of a proposed amendment to Vlass Member within ten (10) days following its receipt of the proposed amendment."

5.

Exhibits. Exhibit "C" and Exhibit "D" of the Agreement are hereby deleted and replaced with the Exhibit "C" and Exhibit "D" attached to this Amendment and by this reference made a part hereof. In addition, the materials attached hereto as Exhibit "L", Exhibit "M" and Exhibit "N" are by this reference made a part hereof and inserted as the referenced exhibits in the Agreement. Henceforth, any and all references in the Agreement to each of the various exhibits described hereinabove shall be and mean reference to the corresponding exhibit attached hereto.

6.

Execution and Counterparts. Facsimile or E-Mail transmissions of executed copies of this Amendment to the respective offices of the parties to this Amendment and their respective counsel shall be deemed originals. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

7.

Ratification, As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

127921.33

2151462-1 10486.0003903

IN WITNESS WHEREOF, this Amendment lias been executed by Inland Member and Vlass Member, to be effective as of the Effective Date.

VLASS MEMBER:

VLASS TEMPLE TERRACE, LLC, a Georgia limited liability company

By:     /s/ Michel B. Vlass

Michael B. Vlass, Manager

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127921.34

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INLAND MEMBER:

INLAND DIVERSIFIED TEMPLE TERRACE MEMBER, L.L.C., a Delaware limited liability company

By:   Inland Diversified Real Estate Trust, Inc., a

Maryland corporation, its sole member

By: /s/ Barry L. Lazarus

  Barry Lazarus, President

127921.35

2151462-1 10486.0003903